UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

INDEPENDENCE REALTY TRUST, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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1835 Market Street Suite 2601 Philadelphia, PA 19103

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 14, 2019

To our Stockholders:

We invite you to attend the 2019 annual meeting of stockholders of Independence Realty Trust, Inc., a Maryland corporation, at 9:00 a.m. (local time) on Tuesday, May 14, 2019.  The annual meeting will be held at Two Logan Square, Eighteenth and Arch Streets, Thirty-First Floor, Philadelphia, Pennsylvania 19103.  At the meeting, stockholders as of the close of business on the record date will be asked to consider and vote upon the following matters, as more fully described in the Proxy Statement:

1. To consider and vote upon the election of seven persons to our Board of Directors, each to serve for a term expiring at the 2020 annual meeting of stockholders and until his or her successor is duly elected and qualified.

2. To consider and vote upon the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for calendar year 2019.

3. To transact such other business as may properly come before the annual meeting and any adjournment or postponement thereof.

Only stockholders of record at the close of business on March 20, 2019 are entitled to notice of, and to vote at, the annual meeting or any adjournment or postponement thereof.

Your vote is very important.  Whether or not you attend the annual meeting in person, we urge you to vote as soon as possible.  Instructions on how to vote are contained in the Proxy Statement.

By order of the Board of Directors,

Jessica K. Norman, Secretary

March 29, 2019

Important Notice Regarding Internet Availability of Proxy Materials

We are pleased to take advantage of the Securities and Exchange Commission rules allowing companies to furnish proxy materials to their stockholders over the Internet.  We believe that this e-proxy process will expedite stockholders’ receipt of proxy materials and lower the costs, and reduce the environmental impact, of our 2019 annual meeting of stockholders.  We will send a full set of proxy materials or a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) on or about March 29, 2019, and provide access to our proxy materials over the Internet, beginning on March 29, 2019, for the holders of record and beneficial owners of our shares of common stock as of the close of business on the record date. The Notice of Internet Availability instructs you on how to access and review the Proxy Statement and our 2018 annual report. The Notice of Internet Availability also instructs you on how you may authorize a proxy to vote your shares over the Internet.

1835 Market Street Suite 2601 Philadelphia, PA 19103

PROXY STATEMENT
2019 ANNUAL MEETING OF STOCKHOLDERS

The 2019 annual meeting of stockholders of Independence Realty Trust, Inc. (“IRT,” “we,” “us” or the “Company”) will be held on Tuesday, May 14, 2019, at 9:00 a.m. (local time) at Two Logan Square, Eighteenth and Arch Streets, Thirty-First Floor, Philadelphia, Pennsylvania 19103, for the following purposes:

1. To consider and vote upon the election of seven persons to our Board of Directors, each to serve for a term expiring at the 2020 annual meeting of stockholders and until his or her successor is duly elected and qualified.

2. To consider and vote upon the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for calendar year 2019.

3. To transact such other business as may properly come before the annual meeting and any adjournment or postponement thereof.

Only holders of record of our common stock at the close of business on March 20, 2019 are entitled to notice of, and to vote at, the annual meeting and any adjournment or postponement thereof.

Our Board of Directors knows of no other business that will be presented for consideration at the annual meeting.  If any other matter should be properly presented at the annual meeting or any adjournment or postponement of the annual meeting for action by the stockholders, the persons named in the proxy card will vote the proxy in accordance with their discretion on such matter.

On or about March 29, 2019, we mailed a Notice of Internet Availability of Proxy Materials to stockholders. This proxy statement and the form of proxy are first being furnished to stockholders on or about March 29, 2019.

Instead of receiving paper copies of future annual reports and proxy statements in the mail, you may elect to receive an e-mail that will provide an electronic link to these documents. Choosing to receive your proxy materials online will save us the cost of producing and mailing documents to you. With electronic delivery, we will notify you by e-mail as soon as the annual report and proxy statement are available on the Internet, and you may easily submit your stockholder votes online. If you are a stockholder of record, you may enroll in the electronic delivery service at the time you vote by selecting electronic delivery if you vote on the Internet, or at any time in the future by going directly to www.voteproxy.com, selecting the “request copy” option, and following the enrollment instructions.

Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting of Stockholders to be Held on May 14, 2019

This notice of annual meeting, proxy statement, form of proxy and our 2018 annual report to stockholders are available at www.astproxyportal.com/ast/18286.

Table of Contents

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS To Be Held May 14, 2019
What am I Voting on?	1
What are the Board’s Recommendations?	1
Who is Entitled to Vote?	1
What Constitutes a Quorum?	1
What is a Broker Non-Vote?	1
How are Abstentions Treated?	2
What Vote is Required to Approve Each Proposal?	2
How Do I Vote?	2
How May I Revoke or Change my Vote?	3
What Does it Mean if I Receive More Than One Proxy Card?	3
What if I Receive Only One Set of Proxy Materials Although There are Multiple Stockholders at My Address?	3
How Can I Access the Proxy Materials Electronically?	4
Will I Receive a Copy of the Annual Report and Form 10-K?	4
Who is Soliciting My Vote and Who Bears the Expenses of the Proxy Solicitation?	4
How Do I Submit a Stockholder Proposal for Next Year’s Annual Meeting?	4
PROPOSAL 1. ELECTION OF DIRECTORS	7
Directors	7
Corporate Governance Documents	12
Director Independence and Independence Determinations	12
Board Leadership Structure	12
Executive Sessions of Non-Management Directors	13
Lead Independent Director	13
Communications with our Independent Directors and Board	13
Limits on Service on Other Boards	13
Director Tenure	14
Risk Oversight	14
Code of Ethics	14
Hotline Submissions	14
Board and Committee Meetings; Attendance	15
Audit Committee	15
Compensation Committee	16
Nominating Committee	17
Board, Committee and Director Evaluations	18
Stockholder Engagement	18
Corporate and Social Responsibility	18
Environmental and Sustainability Commitments	18
Stock Ownership Requirements	19
Anti-Hedging Policy	19
Additional Governance Matters	19
PROPOSAL 2. RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	20
Ratification of the Selection of Independent Registered Public Accounting Firm	20
Audit Fees	20
Audit Committee Report	21
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	22
NON-DIRECTOR EXECUTIVE OFFICERS	24

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EXECUTIVE OFFICER AND DIRECTOR COMPENSATION	25
Compensation Discussion and Analysis	25
Executive Summary	25
2018 Compensation Decision	28
Base Salary	28
2018 Cash Bonus Awards	28
2018 Equity Awards	31
2019 Compensation Decisions	33
Implementing the Objectives of Our Compensation Policies	33
Impact of 2017 Stockholder Advisory Votes	33
Role of Chief Executive Officer in Setting Compensation	33
Role of Compensation Consultant	33
Peer Groups	34
Internal Pay Equity	35
The Effect of Regulatory Requirements on Our Executive Compensation	37
Other Compensation	37
Compensation Committee Report	38
Compensation Committee Interlocks and Insider Participation	38
Named Executive Officer Compensation	39
Summary Compensation Table	39
Grants of Plan-Based Awards in 2018	40
CEO Pay Ratio	41
Outstanding Equity Awards at 2018 Fiscal Year-End	43
Option Exercises and Stock Vested in 2018	44
Potential Payments on Termination or Change-In-Control	44
Director Compensation	47
EQUITY COMPENSATION PLAN INFORMATION	49
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	50
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	51
STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS	52
Stockholder Proposals Submitted Pursuant to Rule 14a-8	52
Director Nominations and Stockholder Proposals Not Submitted Pursuant to Rule 14a-8	52
General Requirements	52
Discretionary Authority Pursuant to Rule 14a-4(c) of the Exchange Act	52
Director Recommendations	52
ANNUAL REPORT AND REPORT ON FORM 10-K	53
APPENDIX A RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP MEASURES	A
APPENDIX B PROXY CARDS	B

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INFORMATION ABOUT THE MEETING AND VOTING

What am I Voting on?

Our Board of Directors is soliciting your vote for:

•

The election of seven persons to our Board of Directors, each to serve for a term expiring at the 2020 annual meeting of stockholders and until his or her successor is duly elected and qualified.  Each of the seven individuals nominated for election is currently serving on our Board.

•	Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for calendar year 2019.

If any other matter should be properly presented at the annual meeting or any adjournment or postponement of the annual meeting for action by the stockholders, the persons named in the proxy card will vote the proxy in accordance with their discretion on such matter.

What are the Board’s Recommendations?

Our Board recommends that you vote FOR the election of the seven nominees identified in this proxy statement, with each to serve as a director for a term expiring at the 2020 annual meeting of stockholders and until his or her successor is duly elected and qualified.

Our Board recommends that you vote FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for calendar year 2019.

Who is Entitled to Vote?

Holders of shares of our common stock, par value $0.01 per share, or common shares, of record as of the close of business on March 20, 2019 are entitled to notice of, and to vote at, the annual meeting.  Common shares may be voted only if the stockholder is present in person or is represented by proxy at the annual meeting.  As of the record date, 89,533,851 common shares were issued and outstanding and entitled to vote.  Each common share is entitled to one vote on each matter to be voted on at the annual meeting.  Stockholders do not have cumulative voting rights.

What Constitutes a Quorum?

The holders of a majority of the outstanding common shares entitled to vote at the annual meeting must be present in person or by proxy to constitute a quorum.  Unless a quorum is present at the meeting, no action may be taken at the meeting except the adjournment thereof to a later time.  All valid proxies returned will be included in the determination of whether a quorum is present at the meeting.  The shares of a stockholder whose ballot on any or all proposals is marked as “abstain” will be treated as present for quorum purposes. “Broker non-votes,” as discussed below, will be treated as present for quorum purposes.

What is a Broker Non-Vote?

A “broker non-vote” occurs when a broker or other nominee holding shares for a beneficial owner returns a properly executed proxy but does not cast a vote on a particular proposal because the broker or nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.  Brokers that are member firms of the New York Stock Exchange, or NYSE, and who hold common shares in street name for customers generally may vote their customers’ shares on proposals considered to be “routine” matters under the NYSE rules and may not vote their customers’ shares on proposals that are not considered to be “routine” matters under the NYSE rules if the customers have not furnished voting instructions within a specified

1	2019 Proxy Statement

period of time prior to the annual meeting.  Proposal One, the election of directors, is not considered to be a “routine” matter under the NYSE rules.  Proposal Two, ratification of the appointment of our independent registered public accounting firm, is considered a “routine” matter under the NYSE rules.

How are Abstentions Treated?

Abstentions are treated as present for quorum purposes, but are not considered to be votes cast on a proposal.

What Vote is Required to Approve Each Proposal?

•

Election of Directors.  Directors are elected by a plurality of the votes cast at the annual meeting.  Any shares not voted (whether by abstention, broker non-vote, or otherwise) will have no impact on the vote.  Shares represented by proxies marked “For” will be counted in favor of all nominees, except to the extent the proxy withholds authority to vote for a specified nominee.  Shares represented by proxies marked “Abstain” or withholding authority to vote for a specified nominee will not be counted in favor of any such nominee.  In the absence of specific direction, shares represented by a proxy will be voted “For” the election of all nominees.

•

Ratification of Appointment of Independent Registered Public Accounting Firm.  Ratification of the Audit Committee’s appointment of KPMG LLP as our independent registered public accounting firm for calendar year 2019 requires the affirmative vote of a majority of all votes cast on this proposal.  Abstentions and broker non-votes, which are not treated as votes cast, will therefore have no effect on the results of such vote.  In the absence of specific direction, shares represented by a proxy will be voted “For” the ratification.

How Do I Vote?

•	Stockholders of Record. If you are a stockholder of record, there are several ways for you to vote your common shares at the meeting:
o

Voting by Internet.  You may vote your shares through the Internet by signing on to the website identified on the proxy card and following the procedures described on the website.  Internet voting is available 24 hours a day, and the procedures are designed to authenticate votes cast by using a personal identification number located on the proxy card.  The procedures allow you to authorize a proxy to vote your shares and to confirm that your instructions have been properly recorded.  If you vote through the Internet, you should not return your proxy card.

o

Voting by Mail. If you choose to vote by mail, simply complete the enclosed proxy card, date and sign it, and return it in the postage-paid envelope provided.  If you sign your proxy card and return it without marking any voting instructions, your shares will be voted: (1) FOR the election of each of the seven nominees identified in this proxy statement, with each to serve as a director for a term expiring at the 2020 annual meeting of stockholders and until his or her successor is duly elected and qualified, and (2) FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for calendar year 2019.

o

In Person Attendance.  You may vote your shares in person at the annual meeting.  Even if you plan to attend the meeting in person, we recommend that you submit your proxy card or voting instructions or vote by telephone or via the Internet by the applicable deadline so that your vote will be counted if you later decide not to attend the

2	2019 Proxy Statement

meeting. If you wish to attend the meeting and vote in person, you may contact Investor Relations at (267) 270-4800 for directions.
•

Beneficial Owners.  If you are a stockholder whose shares are held in “street name” (i.e., in the name of a broker or other custodian), you may vote the shares in person at the annual meeting only if you obtain a legal proxy from the broker or other custodian giving you the right to vote the shares.  Alternatively, you may have your shares voted at the meeting by following the voting instructions provided to you by your broker or custodian.  Although most brokers offer voting by mail, telephone and via the Internet, availability and specific procedures will depend on their voting arrangements.  If you do not provide voting instructions to your broker or other custodian, your shares are referred to as “uninstructed shares.”  Under NYSE rules, your broker or other custodian does not have discretion to vote uninstructed shares on Proposal One, the election of directors, because this is a non-routine matter. However, your broker or other custodian has discretion to vote your shares on Proposal 2, ratification of the appointment of our independent registered public accounting firm, because this is a routine matter.  See “What is a Broker Non-Vote?”

How May I Revoke or Change my Vote?

You may revoke your proxy at any time before it is voted at the annual meeting by any of the following methods:

•

Submitting a later-dated proxy by mail, over the telephone or through the Internet.  Any later-dated proxy must be delivered to our Secretary at the address shown on the cover page of this proxy statement before the closing of the vote at the meeting.

•	Attending the meeting and voting in person. Your attendance at the meeting will not in and of itself revoke any previously delivered proxy. You must also vote your shares at the meeting.

What Does it Mean if I Receive More Than One Proxy Card?

Some of your shares may be registered differently or in more than one account.  You should vote each of your accounts by telephone or the Internet or mail.  If you mail proxy cards, please sign, date and return each proxy card to assure that all of your shares are voted.  If you hold your shares in registered form and wish to combine your accounts in the future, you should contact our transfer agent, AST Financial, at help@astfiancial.com, phone (800) 937-5449; outside the U.S., phone (718) 921-8300.  Combining accounts reduces excess printing and mailing costs, resulting in savings for us that benefit you as a stockholder.

What if I Receive Only One Set of Proxy Materials Although There are Multiple Stockholders at My Address?

If you and other residents at your mailing address own common shares you may have received a notice that your household will receive only one annual report, proxy statement and Notice of Internet Availability of Proxy Materials.  If you hold common shares in street name, you may have received this notice from your broker or other custodian and the notice may apply to each company in which you hold shares through that broker or custodian.  This practice of sending only one copy of proxy materials is known as “householding.”  The reason we do this is to attempt to conserve resources.  If you did not respond to a timely notice that you do not want to participate in householding, you were deemed to have consented to the process.  If the foregoing procedures apply to you, one copy of our annual report, proxy statement and Notice of Internet Availability of Proxy Materials has been sent to your address.  You may revoke your consent to householding at any time by sending your name, the name of your brokerage firm, and your account number to AST, Householding Department, 6201 15th Avenue, Brooklyn, NY 11219, or by calling telephone number (800) 937-5449.  The revocation of your consent to householding will be effective 30 days following its receipt.  In any event, if you did not receive an individual copy of this proxy

3	2019 Proxy Statement

statement, our annual report and Notice of Internet Availability of Proxy Materials, we will send a copy to you, free of charge, if you address your request to Independence Realty Trust, Inc., 1835 Market Street, Suite 2601, Philadelphia, Pennsylvania 19103, Attention: Jessica K. Norman, Secretary, or by calling Ms. Norman at (267) 270-4800.  If you are receiving multiple copies of our annual report, proxy statement and Notice of Internet Availability of Proxy Materials, you may request householding by contacting Ms. Norman in the same manner.

How Can I Access the Proxy Materials Electronically?

This proxy statement and our 2018 annual report are available on our website at www.voteproxy.com.  Instead of receiving copies of future annual reports, proxy statements, proxy cards and, when applicable, Notices of Internet Availability of Proxy Materials, by mail, stockholders may elect to receive an email that will provide electronic links to our proxy materials and also will give you an electronic link to the proxy voting site.  Choosing to receive your future proxy materials or Notices of Internet Availability of Proxy Materials online will save us the cost of producing and mailing documents to you and help conserve resources.  You may sign up for electronic delivery by visiting www.voteproxy.com.

Will I Receive a Copy of the Annual Report and Form 10-K?

We have furnished our 2018 annual report with this proxy statement.  The 2018 annual report includes our audited financial statements, along with other financial information about us.  Our 2018 annual report is not part of the proxy solicitation materials.  You may obtain, free of charge, a copy of our Annual Report on Form 10-K for our fiscal year ended December 31, 2018 by: (1) accessing our Internet site at www.irtliving.com and clicking on the “Investor Relations” link; (2) writing to our Secretary, Jessica K. Norman, at 1835 Market Street, Suite 2601, Philadelphia, Pennsylvania 19103; or (3) calling Ms. Norman at (267) 270-4800.  You may also obtain a copy of our Annual Report on Form 10-K and other periodic and current reports that we file with, or furnish to, the Securities and Exchange Commission (“SEC”) from the SEC’s EDGAR database at www.sec.gov.

Who is Soliciting My Vote and Who Bears the Expenses of the Proxy Solicitation?

We are soliciting proxies and will bear the cost of the solicitations.  Our directors, officers and regular employees may solicit proxies either personally, by letter or by telephone.  We will not specifically compensate our directors, officers or employees for soliciting proxies.  We expect to reimburse banks, brokers and other persons for their reasonable out-of-pocket expenses in handling proxy materials for beneficial owners of our common shares.  We have retained D.F. King for a fee of $8,500, plus reasonable out of pocket expenses, to aid in the solicitation of proxies from our stockholders.

How Do I Submit a Stockholder Proposal for Next Year’s Annual Meeting?

Stockholder proposals may be submitted for inclusion in the proxy statement for our 2020 annual meeting of stockholders in accordance with rules of the SEC.  See “Stockholder Proposals and Director Nominations — Stockholder Proposals Submitted Pursuant to Rule 14a-8” later in this proxy statement.  Any stockholder who wishes to propose any business at the 2020 annual meeting, other than for inclusion in our proxy statement pursuant to Rule 14a-8, must provide timely notice and satisfy the other requirements in our Bylaws.  Proposals should be delivered or mailed to our Secretary, Jessica K. Norman, at 1835 Market Street, Suite 2601, Philadelphia, Pennsylvania 19103.  See “Stockholder Proposals and Director Nominations — Director Nominations and Stockholder Proposals not Submitted pursuant to Rule 14a-8” later in this proxy statement.

4	2019 Proxy Statement

PROXY SUMMARY

2018 BUSINESS HIGHLIGHTS

At December 31, 2018, we owned and operated 58 multifamily apartment communities that contain 15,880 units in 16 states.  Under the direction of executive management, in 2018 we continued to execute on our long-term strategic plan and deliver strong organic growth to our stockholders.*  Our 2018 achievements include:

Portfolio Acquisition:

We acquired eight communities, totaling 2,379 units, for a gross purchase price of $272.9 million.  These acquisitions align with our investment strategy by expanding our reach in our existing markets, including Columbus, OH, Tampa, FL, Atlanta, GA, and Indianapolis, IN.

Capital Recycling:

We recycled $77.3 million of capital through the disposition of two of our assets in smaller markets where we lack scale and/or markets where we believe that growth is slowing and the acquisition of additional assets within target markets where we are looking to expand our operations. These proceeds were used to acquire properties as mentioned above.

Capital Markets:

We raised $22.2 million in net proceeds from the sale of 2,196,164 common shares under our at-the-market offering program at an average price per share of $10.32. The proceeds from this program were used to reduce outstanding borrowings on our line of credit.

Capital Structure:

We strengthened our balance sheet while maintaining our simple capital structure by refinancing $200 million of our line of credit borrowings using a 5-year unsecured term loan. This refinancing extended the maturity of the refinanced portion of our line of credit by 3 years and reduced our interest cost by 15 basis points. We continue to hedge our exposure to floating rates and, as of year-end, our debt was 99.4% fixed after factoring in our outstanding interest rate derivatives.

Value-add Initiative:

As part of our initiative to upgrade units at selected communities, during 2018 we completed renovations and upgrade at 1,232 units.  Our renovations provide our residents with a better place to live by improving the unit interiors and upgrading common areas with new and desirable amenities.  Our renovations benefit our shareholders by growing NOI and reducing capital expenses in the long-term.

2018 Financial Highlights:

➢Increased our unit count to over 15,750 units.

➢Produced earnings per diluted share of $0.30.

➢Produced core funds from operations (“CFFO”) per share of $0.74.

➢Declared dividends of $0.72 per common share.

➢Generated same-store NOI growth of 2.6%.

* Please see “Compensation Discussion and Analysis” later in this proxy statement and Appendix A to this proxy statement for a discussion of non-GAAP financial measures and reconciliations to the most directly comparable GAAP financial measures.

5	2019 Proxy Statement

GOVERNANCE HIGHLIGHTS

We are dedicated to establishing and maintaining good corporate governance standards in order to serve the interests of our shareholders and better align the interests of directors and management with those of our shareholder.  The following are key attributes of our governance framework:

➢5 of 7 Director Nominees are Independent

➢Annual Election of Directors

➢Lead Independent Director

➢Independent Audit, Compensation, and Nominating and Governance Committees

➢Regular Executive Sessions of Independent Directors

➢Risk Oversight by Board and Committees

➢Authority for Board to retain outside advisors

➢Annual Board Self-Assessment Process

➢Ongoing Board Refreshment Process

➢Regular Succession Planning

➢Executive Compensation Driven by Objective Pay for Performance Philosophy

➢Active Shareholder Engagement

➢No Shareholder Rights Plan

➢Internal Disclosure Committee for Financial Reporting

➢Share Ownership Guidelines for Directors and Executive Officers

➢Prohibition against Hedging of Company shares

ENVIRONMENTAL & SOCIAL HIGHLIGHTS

We seek to adopt policies and enact practices which are sustainable and socially responsible.  The following are key initiatives undertaken by the Company which serve to reduce our impact on the environment and increase our contribution to society:

WHAT WE DO TO…

PROTECT OUR EARTH:

☑Reduce Consumption by optimizing lighting, electronic usage and thermal settings at every leasing office in the portfolio as well as our corporate offices, opting to go paperless whenever possible.

☑Conserve Water by upgrading plumbing fixtures, and planting native landscape.

☑Reduce Greenhouse Gas Emissions by implementing LED lighting retrofits and replacing outdated appliances with more energy efficient models.

SUPPORT OUR EMPLOYEES:

☑Ensure Pay Equity by following fair, equal and non-discriminatory compensation practices.

☑Educate Associates by providing robust training and financial assistance for certifications and continued education.

☑Survey Associates to identify employee needs and implement changes to ensure a positive work environment.

☑Support Employees through comprehensive benefits packages including medical, vision, dental, 401(k) and paid time off.

SERVE OUR RESIDENTS:

☑Survey Our Residents regularly and tie feedback to compensation for our property management teams.

☑Upgrade Properties with new, desirable amenities to enhance the resident living experience.

☑Engage With Our Residents through regularly hosted community events.

BENEFIT OUR COMMUNITIES:

☑Fight Homelessness by supporting charities which seek to end poverty and homeless including Project HOME, Shelters to Shutters and dfree®.

☑Encourage Ethical Conduct by maintaining a Code of Ethics, a Vendor Code of Conduct, a Whistleblower Policy and a third-party hosted whistleblower hotline.

6	2019 Proxy Statement

PROPOSAL 1. ELECTION OF DIRECTORS

Directors

Our business and affairs are managed under the direction of the Board of Directors.  Our Board currently consists of seven directors.  Each director is elected to serve for a term expiring at the next annual meeting of stockholders and until his or her successor is duly elected and qualified.

In selecting nominees, our Board and its Nominating and Governance Committee, which we refer to as our Nominating Committee, assess the independence, character and acumen of candidates and endeavor to establish areas of core competency of the Board, including industry knowledge and experience; management, accounting and finance expertise; and demonstrated business judgment, leadership and strategic vision.  Our Board values diversity of backgrounds, experience, perspectives and leadership in different fields when identifying nominees.

The Board, upon the recommendation of the Nominating Committee, has nominated each of Scott F. Schaeffer, William C. Dunkelberg, Ph.D., Richard D. Gebert, Melinda H. McClure, Mack D. Pridgen III, Richard H. Ross, and DeForest B. Soaries, Jr., D.Min. for election at the annual meeting to serve for a term expiring at the 2020 annual meeting of stockholders and until his or her successor is duly elected and qualified.  We believe that each of our director nominees has the specific qualifications, attributes, skills and experience necessary to serve as an effective director on our Board, as indicated directly below the biographical summaries of each of them.

We have no reason to believe that any of the nominees will be unable or unwilling to serve if elected.  However, if any nominee should become unable for any reason or unwilling for good cause to serve, then proxies may be voted for another person nominated as a substitute by the Board, or the Board may reduce the number of directors.

The Board of Directors unanimously recommends that stockholders vote “FOR” the election of each of the nominees named in this Proposal 1 to serve as a director for a term expiring at the 2020 annual meeting of stockholders and until his or her successor is duly elected and qualified.

Board Composition

Set forth below is a snapshot of the composition of our Board of Trustees immediately following the Annual Meeting if the seven individuals nominated for election at the annual meeting are re-elected.

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Director Biographies

Set forth below are biographical summaries of the individuals nominated for election at the annual meeting.

SCOTT F. SCHAEFFER Chair of the Board and Chief Executive Officer Director since: January 2011 Age:56

Mr. Schaeffer has served as the Chair of our Board since January 2011, as our Chief Executive Officer since February 2013 and as our president from February 2013 to August 2014.  He served as the chief executive officer of RAIT Financial Trust, or RAIT, a real estate investment trust, from February 2009 to December 2016 and as its chair from December 2010 to October 2016.  Prior to his position as the chief executive officer of RAIT, Mr. Schaeffer held various other executive positions at RAIT from September 2000.  Mr. Schaeffer resigned from RAIT when we completed transactions to internalize our management and separate from RAIT in December 2016, which we refer to as our management internalization.  Mr. Schaeffer served as the vice chair of the board of directors of Resource America, Inc. (NASDAQ: REXI), a specialty finance company, from 1998 to 2000, and as a director until October 2002.  In addition to his roles on the board of directors, Mr. Schaeffer served in several senior management positions at Resource America from 1995 to 1998.  Mr. Schaeffer also served as president of Resource Properties, Inc., a wholly owned real estate subsidiary of Resource America, from 1992 to 2000. Mr. Schaeffer currently serves as a National Trustee of the Boys and Girls Club of America, a position he has held since 2018.  Mr. Schaeffer holds a Bachelor of Science in Commerce from Rider University in Lawrenceville, New Jersey.

Key Attributes, Experiences and Skills:

Mr. Schaeffer was selected to serve on our Board primarily because of his extensive experience as a chief executive officer of a public REIT and his lengthy career in real estate.  Mr. Schaeffer’s position as our Chief Executive Officer, with his detailed knowledge of our business, and his ability to drive and oversee our business strategy, coupled with his communications skills and ability to foster diverse perspectives, make him a highly effective executive Chair of our Board.

WILLIAM C. DUNKELBERG, Ph.D. Independent Director Committees: • Nominating and Governance (Chair) • Audit Director since: February 2011 Age:76

Dr. Dunkelberg has served as one of our independent directors since February 2011.  Dr. Dunkelberg served as the chair of the board of directors of Liberty Bell Bank, a publicly-traded commercial bank chartered in New Jersey, from July 2005 until 2018, and as member of the audit committee from 2003. Dr. Dunkelberg serves as a Professor Emeritus in the College of Liberal Arts at Temple University in Philadelphia, Pennsylvania after having served as Professor of Economics from 1987 to his retirement in 2012 and as Dean of the School of Business and Management from 1987 to 1994.  He has served as chief economist for the National Federation of Independent Business, a nonprofit industry association representing small and independent businesses, since 1973.  Dr. Dunkelberg was a consultant to the National Federation of Independent Business from 1970 until he accepted the position as chief economist. He served as Economic Strategist for Boenning & Scattergood, an independent investment banking firm, from April 2009 to June 2016.  He co-founded Wireless Energy Solutions, a private company, in July 2009, and continues to serve on its board of directors.  He previously served as a member of the board of directors of NCO Group, Inc., a public provider of business process outsourcing solutions, from 2000 until the company was sold in November 2006.  Dr. Dunkelberg holds a Bachelor of Arts, a Master of Economics and a Doctor of Philosophy in Economics, each from the University of Michigan in Ann Arbor.

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Key Attributes, Experiences and Skills:

Dr. Dunkelberg was selected to serve on our Board primarily because of his expertise in economics, banking and capital markets, and his experience as a director of both public and private companies.

RICHARD D. GEBERT Independent Director Committees: • Audit (Chair) Director since: October 2017 Age:61

Mr. Gebert has served as one of our independent directors since October 2017.  He has served as a board and audit committee member of The Association of Corporate Growth (ACG Global), a membership organization focused on middle market growth since September 1, 2016.  Prior to that from 1995 to July 2016, he was an audit partner of Grant Thornton LLP, a national accounting firm.  In addition to serving as an audit partner with Grant Thornton LLP, Mr. Gebert held the following additional roles at Grant Thornton LLP: (i) member of the Senior Leadership Team from August 2013 to July 2016, (ii) East Region Managing Partner from 2011 to July 2016, (iii) Managing Partner of Philadelphia Office from 1999 to 2011, and (iv) member of the Partnership Board from 2003 to 2011.  Before joining Grant Thornton LLP, he was employed at AG Epstein Co from 1979 to 1995, a local accounting firm that eventually merged into Grant Thornton LLP.  Mr. Gebert became a partner at AG Epstein Co in 1987.  While in practice, Mr. Gebert was a member of the American Institute of Certified Public Accountants (AICPA), the Pennsylvania Institute of Certified Public Accountants (PICPA), and the Georgia Society of Certified Public Accountants. Mr. Gebert was a certified public accountant, and he holds a Bachelor of Business Administration from Temple University.

Key Attributes, Experiences and Skills:

Mr. Gebert was selected to serve on our Board because of his extensive experience and expertise in financial reporting, accounting and controls; his deep understanding of risk management and finance; and his involvement in executive leadership.

MELINDA H. McCLURE Lead Independent Director Committees: • Compensation • Nominating & Governance Director since: June 2017 Age:51 Other Public Company Boards: Arlington Asset Investment Corp.

Ms. McClure has served as one of our independent directors since June 2017.  She is Chair and CEO of VisionBank, headquartered in Greater Washington, DC. She served from 2006 to 2018 as the principal shareholder of Democracy Funding LLC, a registered broker-dealer and its affiliates focused on providing capital markets and advisory services to government agencies including the United States Department of Treasury and the Federal Deposit Insurance Corporation as well as to private sector financial services and real estate companies.  Ms. McClure serves of the board of directors of Arlington Asset Investment Corp. (NYSE: AI), a publicly traded mortgage REIT focused primarily on purchasing residential mortgage backed securities, a position she has held since 2018.  Ms. McClure served on the board of directors of the Bank of Georgetown, a privately held community bank headquartered in Washington, D.C. from its inception in 2005 to its sale to United Bank in 2016.  While a director of the Bank of Georgetown she served as the chair of the strategic planning committee, and as a member of the compensation committee.  Ms. McClure served in numerous positions at FBR & Co, an investment bank, from 1991 to 2006 including, as senior managing director of investment banking where she focused on providing capital markets and advisory services to middle market financial services and real estate companies.  She earned her Bachelor of Arts Degree from the University of Richmond.

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Key Attributes, Experiences and Skills:

Ms. McClure was selected to serve on our Board because of her extensive leadership experience in the asset management, financial services, and real estate industries.

MACK D. PRIDGEN III Independent Director Committees: • Audit • Compensation Director since: September 2015 Age:69

Mr. Pridgen has served as one of our independent directors since September 2015 when he joined the Board upon the consummation of our acquisition of Trade Street Residential, Inc. (“TSRE”) in accordance with the merger agreement relating to the TSRE acquisition.  From June 2012 to September 2015, Mr. Pridgen served as a director of TSRE, including service as chair of the board and the audit committee and as a member of the nominating and corporate governance committee.  From October 2007 until February 2015, Mr. Pridgen served on the board of directors of AmREIT, a shopping center REIT, serving as audit committee chair and a member of the executive committee and the pricing committee. From 1997 until March 2007, Mr. Pridgen served as General Counsel, Vice President and Secretary of Highwoods Properties, Inc. (NYSE:HIW), a commercial REIT that owns and operates primarily suburban office properties, as well as industrial, retail and residential properties. Prior to joining Highwoods Properties, Inc., Mr. Pridgen was a partner with the law firm of Smith, Helms, Mulliss and Moore, LLP, with a specialized focus on the tax, corporate and REIT practices. Mr. Pridgen also served as a tax consultant for Arthur Andersen & Co. for 15 years.  Mr. Pridgen received his Bachelor of Business Administration and Accounting degree from the University of North Carolina at Chapel Hill and his law degree from the University of California at Los Angeles School of Law.

Key Attributes, Experiences and Skills:

Mr. Pridgen was selected to serve on our Board because of his knowledge and experience in the area of accounting and tax, with a focus on REITs and his experience as a former executive with a publicly-traded REIT, as well as his familiarity with TSRE’s portfolio and the multi-family business more generally, all of which contribute to the mix of qualifications and experience the Board seeks to maintain.

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RICHARD H. ROSS Non-Management Director Director since: September 2015 Age:60

Mr. Ross has served as one of our directors since September 2015 when he joined the board upon the consummation of the TSRE acquisition in accordance with the merger agreement relating to the TSRE acquisition.  Since February 2016, Mr. Ross has served as executive vice president and chief financial officer of Branch Properties, LLC, or Branch, a private real estate investment firm focused primarily on high-quality, grocery-anchored neighborhood and community shopping centers located in the southeastern United States.  Prior to that, Mr. Ross served as chief executive officer and president of TSRE from February 2014 to September 2015.  Prior to that, Mr. Ross served as chief financial officer of TSRE since August 2013, having previously served as a financial consultant to TSRE from February 2013 to August 2013.  In March 2011, Mr. Ross founded Chiron Consulting, LLC, an independent financial and operations consultancy, where he worked until becoming TSRE’s chief financial officer.  From April 1998 to December 2010, Mr. Ross served as the chief financial officer for Branch. From April 1997 to April 1998, Mr. Ross served as the chief financial officer of Gearon Communications, a developer of wireless and telecommunications networks in the U.S. From November 2014 to February 2016, Mr. Ross was a director of Plymouth Industrial REIT, Inc., a real estate investment trust focused on industrial properties.  Mr. Ross is a Certified Public Accountant in the states of Florida and Georgia.

Key Attributes, Experiences and Skills:

Mr. Ross was selected to serve on our Board because of his extensive experience with multi-family real estate, including acquisitions, sales, financings and real estate management as well as his experience with public REITs and his accounting and financial expertise.

DEFOREST B. SOARIES, JR., D.MIN.

Independent Director

Committees:
• Compensation (Chair)
• Nominating & Governance

Director since:
February 2011

Age:67

Other Public Company Boards:
Ocwen Financial Corporation

Dr. Soaries has served as one of our independent directors since February 2011. Dr. Soaries has served as a director for the Federal Home Loan Bank of New York since January 2009, a position which he previously held from February to December 2003.  In this capacity, he served on the affordable housing committee that reviews and approves housing development projects for government funding.  Since 1990, he has served as the Senior Pastor of the First Baptist Church of Lincoln Gardens in Somerset, New Jersey, where he currently leads a congregation of 7,000 members. Since January 2015, he has served as a director on the board of directors, or the Ocwen board, of Ocwen Financial Corporation (NYSE: OCN), a publicly traded financial services holding company, and serves as a member of the audit committee of the Ocwen board.  From 2004 to 2005, he served as the first chair of the U.S. Election Assistance Commission (EAC), appointed by former President George W. Bush and confirmed by the U.S. Senate.  From 1999 to 2002, Dr. Soaries served as Secretary of State of New Jersey. In this capacity, he served for three years on the Governor’s Urban Coordinating Council that guided state policy on real estate development, most of which was apartment real estate development. Dr. Soaries was a professor at the Drew University Theological School in Madison, New Jersey from 1997 to 1999, Kean University in Union, New Jersey from 1993 to 1994 and Princeton Theological Seminary in Princeton, New Jersey from 1992 to 1993 and an assistant professor at Mercer County Community College in Trenton, New Jersey from 1989 to 1991.  He has led the development, ownership, conversion and management of several apartment projects as a community development executive.  Dr. Soaries holds a Bachelor of Arts in Urban and Religious Studies from Fordham University in Bronx, New York, a Master of Divinity from Princeton and a Doctor of Ministry from United Theological Seminary in Dayton, Ohio.

Key Attributes, Experiences and Skills:

Dr. Soaries was selected to serve on our Board primarily because of his diverse background in banking, community development, apartment properties, government and as a director of the Federal Home Loan Bank of New York.

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Corporate Governance Documents

KEY CORPORATE GOVERNANCE DOCUMENTS

Our shares of common stock are listed on the NYSE under the symbol “IRT” and we are subject to the NYSE’s listing standards.  We have adopted corporate governance guidelines and charters for our Audit, Compensation and Nominating Committees in compliance with NYSE listing standards.

The following key governance documents are available on our website at www.irtliving.com:

•Corporate Governance Guidelines •Audit Committee Charter •Compensation Committee Charter •Nominating and Governance Committee Charter	•Stock Ownership Guidelines •Section 16 Reporting Compliance Procedures •Code of Ethics •Whistleblower Policy •Insider Trading Policy

These documents are also available free of charge by writing to Independence Realty Trust, to our Secretary, Jessica K. Norman, at 1835 Market Street, Suite 2601, Philadelphia, Pennsylvania 19103 or by calling Ms. Norman at (267) 270-4800. No information contained on the Company’s website is part of or incorporated into this Proxy Statement.

Director Independence and Independence Determinations

None of our directors qualifies as independent unless our Board affirmatively determines that the director has no direct or indirect material relationship with us.  Our Corporate Governance Guidelines define independence in accordance with the independence standards established by the NYSE and require our Board to review the independence of all directors at least annually.  Our Board has affirmatively determined that five of our seven directors are independent under NYSE standards, specifically: Dr. Dunkelberg, Mr. Gebert, Ms. McClure, Mr. Pridgen and Dr. Soaries.  In making its independence determinations, our Board considered and reviewed all information known to it (including information identified through annual directors’ questionnaires).

Board Leadership Structure

Our Board’s leadership structure is designed to promote Board effectiveness and to appropriately allocate authority and responsibility between Board and management.  Our Board has no policy in principle with respect to the separation of the offices of Chair and Chief Executive Officer.  Since February 2013, Mr. Schaeffer has served as both Chair and Chief Executive Officer.  From January 2011 to February 2013, these offices were separated with Mr. Schaeffer serving as Chair.  Our Corporate Governance Guidelines require the independent directors to appoint a Lead Independent Director if the role of the Chair is combined with that of the Chief Executive Officer.  Our Board considered Mr. Schaeffer’s significant experience in all aspects of our business as part of its rationale for deciding to combine the roles of Chair and Chief Executive Officer.  Our Board believes that our current leadership structure is appropriate at this time because the structure enhances Mr. Schaeffer’s ability to provide strong and consistent leadership and a unified voice for us and because our Board believes its governance processes, as reflected in our Corporate Governance Guidelines and Board committee charters, preserve Board independence by ensuring independent discussion among directors and independent evaluation of, and communication with, members of senior management.  Our Lead Independent Director further enhances the Board’s leadership structure and effectiveness by focusing on the Board’s processes and priorities, and facilitating independent oversight of management.  The Lead Independent Director promotes open dialogue among the independent and non-management

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directors during Board meetings, at executive sessions without the presence of the Chief Executive Officer, and between Board meetings.

Executive Sessions of Non-Management Directors

Our Board holds regular executive sessions of non-management directors.  In addition, our corporate governance guidelines provide that the independent directors will meet in executive session on a regularly scheduled basis, but not less frequently than quarterly.  Prior to March 18, 2019, our Corporate Governance Guidelines provided that the director who presides at these meetings of the independent directors would be rotated each meeting among the chairs of our Audit Committee, Compensation Committee and Nominating Committee.  On March 18, 2019, our Board amended our Corporate Governance Guidelines to establish the position of Lead Independent Director to preside at these meetings and appointed Ms. McClure to serve as our Lead Independent Director.

Lead Independent Director

  Effective March 18, 2019, our Corporate Governance Guidelines provide that when the positions of Chair and Chief Executive Officer are combined, the independent directors shall annually appoint an independent director to serve as Lead Independent Director for a one-year term and until his or her successor is appointed.  The Lead Independent Director will preside at any meeting of the Board at which the Chair is not present, including at executive sessions for independent and non-management directors, at meetings or portions of meetings on topics where the Chair or the Board raises a possible conflict, and when requested by the Chair.  The Lead Independent Director may call meetings of the independent and non-management directors or of the Board, at such time and place as he or she determines.

The Lead Independent Director will approve Board meeting agendas and schedules for each Board meeting, and may add agenda items in his or her discretion.  The Lead Independent Director will have the opportunity to review, approve and/or revise Board meeting materials for distribution to and consideration by the Board; will facilitate communication between the Chair and Chief Executive Officer and the independent and non-management directors, as appropriate; will be available for consultation and communication with stockholders where appropriate; and will perform such other functions as the Board may direct.

Agendas, schedules, and information distributed for meetings of Board committees are the responsibility of the respective Committee Chairs.  All directors may request agenda items, additional information, and/or modifications to schedules as they deem appropriate, both for the Board and the committees on which they serve, and they are encouraged to do so.

Communications with our Independent Directors and Board

Our Corporate Governance Guidelines provide that any interested parties desiring to communicate with our independent directors may directly contact such directors by delivering correspondence in care of our Secretary at our principal executive offices at 1835 Market Street, Suite 2601, Philadelphia, Pennsylvania 19103.  In addition, stockholders may send communications to our Board by sending them to in care of our Secretary.  The Secretary will forward these communications to the Chair of the Audit Committee, who will distribute them to the directors to whom the communications are addressed or as the subject matter warrants.  If a stockholder prefers to raise concerns in a confidential or anonymous manner, the concern may be sent in care of our Compliance Officer at our principal executive offices.

Limits on Service on Other Boards

In our Corporate Governance Guidelines, our Board recognizes its members benefit from service on the boards of other companies. The Board encourages this service but also believes it is critical that our directors have the opportunity to dedicate sufficient time to their service on IRT’s Board. To this end, our Corporate Governance Guidelines provide that our directors may not serve on more than two other public company boards (excluding the

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Board) without the Board’s consent. None of our directors currently serve on more than one other public company board.

Director Tenure

Our directors are elected annually. Our Board does not believe it should establish term limits for directors, as it believes term limits have the disadvantage of losing the contribution of directors who have been able to develop, over a period of time, increasing insight into the Company and its operations and, therefore, provide an increasing contribution to the Board as a whole.  Instead the Board prefers to rely upon the evaluation procedures described below as the primary method of ensuring each director continues to act in a manner consistent with the best interests of the Company, its stockholders, and the Board.

Risk Oversight

Our Board as a whole has responsibility for risk oversight, with reviews of certain areas being conducted by the relevant Board committees that report on their deliberations to the Board.  The oversight responsibility of the Board and its committees is enabled by management reporting processes that are designed to provide visibility to the Board about the anticipation, identification, assessment and management of critical risks and management’s risk mitigation strategies.  These areas of focus include, among other things, competitive, economic, operational, financial (accounting, credit, liquidity and tax), legal, regulatory, compliance and reputational risks.  Our Board and its committees oversee risks associated with their respective principal areas of focus, as summarized below.  Our Audit Committee oversees risks and exposures associated with financial matters, particularly financial reporting, tax (including compliance with REIT rules), accounting, disclosure, internal control over financial reporting, cybersecurity, financial policies, investment guidelines, development and leasing, and credit and liquidity matters.  In addition, the Audit Committee oversees the Company’s enterprise risk management practices to ensure that the Company is equipped to anticipate, identify, prioritize, and manage material risks to the Company Our Compensation Committee oversees risks associated with our executive compensation programs and arrangements, including incentive plans.  Our Nominating Committee oversees risks associated with leadership, succession planning and talent development; and corporate governance.

Code of Ethics

We maintain a code of ethics for our directors, officers and employees in compliance with NYSE listing standards and the definition of a “code of ethics” set forth in applicable rules of the Securities and Exchange Commission, or SEC.  The code of ethics reflects and reinforces our commitment to integrity in the conduct of our business.  Any waiver of the code of ethics for executive officers or directors may only be made by a majority vote of the disinterested directors or by the Audit Committee, acting as the Board’s “conflicts of interest” committee; and any waiver will be disclosed promptly as required by law or stock exchange regulation, and, in addition, amendments to or waivers of our code of ethics that apply to our principal executive officer, principal financial officer, principal accounting officer, controller and persons performing similar functions and that relate to any matter enumerated in Item 406(b) of Regulation S-K promulgated by the SEC will be disclosed on our website at www.irtliving.com.

Hotline Submissions

Our Audit Committee has established procedures, set forth in our code of ethics, for the submission of complaints about our accounting or auditing matters.  These procedures include a hotline for the anonymous and confidential submission of concerns regarding questionable accounting or auditing matters.  Any matters reported through the hotline that involve accounting, internal controls over financial reporting or auditing matters will be reported to the Chair of our Audit Committee. Our current hotline number is (844) 348-1579.

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Board and Committee Meetings; Attendance

Our Board held 8 meetings during 2018.  Our Board currently has a standing Audit Committee, Compensation Committee and Nominating Committee.  The table below provides 2018 membership and meeting information for each of these committees:

Board Member	Audit	Compensation	Nominating
Scott F. Schaeffer*
William C. Dunkelberg, Ph.D	X		Chair
Melinda H. McClure**		X	X
Mack D. Pridgen III	X	X
Richard H. Ross
DeForest Soaries, Jr., D.Min		Chair	X
Richard D. Gebert	Chair
Meetings held in 2018	9	9	4

*Chair of the Board
**Lead Independent Director

In 2018, all directors attended at least 75% of the aggregate of the total number of meetings of the Board and meetings held by committees of the Board on which he or she served.  Our Corporate Governance Guidelines provide that our directors are expected to attend our annual meeting of stockholders. All of our directors attended our 2018 annual meeting of stockholders.

Audit Committee

Each member of our Audit Committee is independent under NYSE standards and SEC regulations and each member of our Audit Committee is financially literate, knowledgeable and qualified to review financial statements.  The charter of our Audit Committee requires such independence and financial literacy as a condition to continued membership on the Audit Committee.  Mr. Gebert is the Audit Committee Chair is qualified as an “audit committee financial expert” within the meaning of SEC regulations.  Our Board reached its conclusion as to the qualifications of Mr. Gebert based on his education and experience in analyzing financial statements of a variety of companies.  Our Audit Committee operates pursuant to a written charter adopted by our Board and reviewed for adequacy annually by the committee.

The principal functions of the Audit Committee relate to oversight of:

•our accounting and the integrity of our consolidated financial statements and financial reporting process;

•our systems of disclosure controls and procedures and internal control over financial reporting;

•our compliance with financial, legal and regulatory requirements;

•the qualifications, independence and performance of our independent registered public accounting firm;

•the performance of our internal audit function;

•our compliance with our code of ethics, including the review and assessment of related party transactions and the granting of any waivers to the code of ethics; and

•risks and exposures as described above under “Risk Oversight.”

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Our Audit Committee is also responsible for engaging an independent registered public accounting firm, reviewing with the independent registered public accounting firm the plans and results of the audit engagement, approving professional services provided by the independent registered public accounting firm, including all audit and non-audit services, reviewing the independence of the independent registered public accounting firm, considering the range of audit and non-audit fees and reviewing the adequacy of our internal accounting controls.  The Audit Committee also prepares the audit committee report required by SEC regulations to be included in our annual proxy statement.  The Audit Committee has adopted audit and non-audit services pre-approval guidelines.

Our Board has delegated oversight of compliance with our code of ethics to the Audit Committee, including the review of related party transactions and the granting of waivers to the code of ethics.  If the Audit Committee grants any waivers to the code of ethics for any of our executive officers and directors, we will promptly disclose such waivers as required by law or NYSE regulations.

Compensation Committee

Each member of our Compensation Committee is independent under NYSE standards.  The charter of our Compensation Committee requires such independence as a condition to continued membership on the Compensation Committee.  Dr. Soaries is the Compensation Committee Chair.  Our Compensation Committee operates pursuant to a written charter adopted by our Board and reviewed for adequacy annually by the committee.

The principal functions of the Compensation Committee include:

•reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the compensation of our Chief Executive Officer based on such evaluation;

•reviewing and approving the compensation of the Named Executive Officers;

•reviewing and approving our executive compensation policies and plans;

•administering our incentive compensation equity-based plans, including our Long Term Incentive Plan, or the LTIP;

•producing a report on executive compensation to be included in our annual proxy statement; and

•reviewing and approving compensation for non-employee directors.

Since the third quarter of 2018, our Compensation Committee has retained Semler Brossy Consulting Group as its consultant.  We describe the role of the Compensation Committee’s consultant in the “Compensation Discussion and Analysis – Role of Compensation Consultant” later in this proxy statement.

Nominating Committee

Each member of our Nominating Committee is independent under NYSE standards.  The charter of our Nominating Committee requires such independence as a condition to continued membership on the Nominating Committee.  Dr. Dunkelberg is the Nominating Committee Chair.  Our Nominating Committee operates pursuant to a written charter adopted by our Board and reviewed for adequacy annually by the committee.

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The principal functions of the Nominating Committee include:

•identifying qualified candidates for election as directors and recommending to the Board nominees for election as directors at the annual meeting of stockholders or for appointment to fill vacancies;

•developing and recommending to the Board corporate governance guidelines and implementing and monitoring such guidelines;

•making recommendations to the Board on matters involving the general operation of the Board, including Board size and composition, and committee composition and structure;

•overseeing the evaluation of the Board, its committees and management; and

•annually facilitating the assessment of the Board’s performance as a whole and of the individual directors, as required by applicable law, regulations and the NYSE corporate governance listing standards.

The Nominating Committee uses a variety of methods for identifying and evaluating nominees for director.  In recommending director nominees to the Board, the Nominating Committee solicits candidate recommendations from its own members, other directors and management.  It also may engage the services and pay the fees of a professional search firm to assist it in identifying potential director nominees.  The Nominating Committee assesses the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or otherwise.  If vacancies are anticipated, or otherwise arise, the Nominating Committee considers whether to fill those vacancies and, if applicable, considers various potential director candidates.  These candidates are evaluated at regular or special meetings of the Nominating Committee, and may be considered at any point during the year.  The Nominating Committee seeks to make its recommendations for director nominees for each annual meeting to the Board by the end of the first quarter each year.

The Nominating Committee has not adopted specific, minimum qualifications or specific qualities or skills that must be met by a Nominating Committee-recommended nominee.  The Nominating Committee seeks to ensure that the membership of the Board and each committee of the Board satisfies all relevant listing standard requirements of the NYSE and applicable laws and regulations and all requirements of our governance documents, as well as to provide directors who have a mixture of skills relevant to our business.  The nature of the specific qualifications, qualities, experience or skills (including international versus domestic background, diversity, age, and legal and regulatory requirements) that the Nominating Committee may look for in any particular director nominee depends on the qualifications, qualities, experience and skills of the rest of the directors at the time of any vacancy on the Board.  The Nominating Committee does not have a formal policy regarding the consideration of diversity in identifying director nominees beyond being committed to ensuring that no person would be excluded from consideration for service as a director as a result of their sex, race, religion, creed, sexual orientation or disability.

The Nominating Committee will consider candidates for nomination as a director recommended by stockholders, directors, officers, third party search firms and other sources.  In evaluating candidates, the Nominating Committee considers the attributes of the candidate and the needs of the Board, and will review all candidates in the same manner, regardless of the source of the recommendation.  The Nominating Committee will consider individuals recommended by stockholders for nomination as a director in accordance with the procedures described under “Stockholder Proposals and Director Nominations.”

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Board, Committee and Director Evaluations

Recognizing the importance of a rigorous self-evaluation process to allow boards to assess their performance and identify and address any potential gaps in the boardroom, our Board conducts an annual self-assessment of the performance of the Board, its committees and individual directors.  The Chair of the Nominating Committee is responsible for leading the evaluation process, which takes place in advance of the annual consideration of director nominees.  In the first quarter of 2019, the Chair reviewed with the Board results of the most recent self-assessments.  This annual evaluation process provides a way to monitor progress in certain areas targeted for improvement from year to year and to identify opportunities to enhance Board and committee effectiveness.  The assessments confirm whether the current Board leadership and structure continue to be optimal for us and are an important factor taken into account by the Nominating Committee in making its recommendations to the Board regarding director nominees.  As part of the evaluation process, each committee reviews its charter annually.

Stockholder Engagement

We believe that strong corporate governance should include regular engagement with our stockholders to enable us to understand and respond to stockholder concerns.  Our senior management team, including our Chair and Chief Executive Officer and Chief Financial Officer and members of our Investor Relations team, maintain regular contact with a broad base of investors, including through quarterly earnings calls, individual meetings and other channels for communication, to understand their concerns.  In 2018, senior management met with approximately 64 institutional investors and 13 research analysts, conducted 14 investor property tours, and attended four investor conferences.

Corporate and Social Responsibility

We strive to create better places for our residents, neighbors and employees to work and live.  We support our employees by investing in training, mentoring and continuing education opportunities, and we promote their health and productivity by providing them and their families with a robust benefits package.  We enhance our resident living experience by improving their living environment through robust property management and on-site upgrades, and engaging with our residents through frequent satisfaction surveys and community events.  We seek at all times to conduct our business and affairs in accordance with the highest standards of ethical conduct and in compliance with applicable laws, rules and regulations and we expect our partners and vendors to uphold the same standards.  We support charities which aim to fight poverty and reduce homelessness.

Environmental and Sustainability Commitments

We are committed to establishing sustainable practices within our office and clubhouse environments and throughout our communities to reduce our impact on the environment and lower operating costs.  In order to achieve our commitment, we seek out cost-effective opportunities to reduce our consumption, conserve water and use energy efficiently.

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Stock Ownership Requirements

We have adopted stock ownership requirements for our non-employee Directors and certain executive officers.  The ownership requirements are to be satisfied six years after the later of (i) their election or appointment as a director or executive officer, as applicable, or (ii) April 1, 2018, the date we adopted the requirements.  The requirements provide for a minimum beneficial ownership target of the Company’s common shares, as a multiple of the annual cash retainer, in the case of non-employee Directors, and base salary, in the case of executive officers, as follows:

Position	Minimum Share Ownership
Non-Employee Directors	5 times cash retainer
Chief Executive Officer	5 times annual salary
Chief Financial Officer and President	3 times annual salary

Anti-Hedging Policy

We do not consider it appropriate for any of our officers, directors or employees to enter into speculative transactions in our securities that are designed to hedge or offset any decrease in market value of our securities. As the result, we prohibit officers, directors or employees from purchasing puts, calls, options or other derivative securities based on our securities. The policy also prohibits hedging or monetization transactions, such as zero-cost collars and forward sale contracts. Officers, directors and employees may also not purchase our securities on margin, borrow against any account in which our securities are held or otherwise pledge our securities.

Additional Governance Matters

We do not have a shareholder rights plan, sometimes referred to as a poison pill.  In addition, our Board has by revocable resolution exempted business combinations between us and any other person from the super-majority voting and other restrictions of the Maryland Business Combination Act.

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PROPOSAL 2. RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ratification of the Selection of Independent Registered Public Accounting Firm

Our Audit Committee has appointed KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019.  KPMG LLP was first engaged as our independent registered public accounting firm in 2014 and has audited our financial statements for calendar year 2014 through and including calendar year 2018.

In selecting KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019, our Audit Committee considered a number of factors, including: (i) the professional qualifications of KPMG LLP, the lead audit partner and other key engagement team members; (ii) the performance and independence of KPMG LLP; (iii) the quality of the Audit Committee’s ongoing discussions with KPMG LLP, including the professional resolution of accounting and financial reporting matters with the national office; and (iv) the appropriateness of KPMG LLP’s fees in light of our size and complexity.

Although stockholder ratification of the appointment of KPMG LLP as our independent registered public accounting firm is not required by our bylaws or otherwise, our Board has decided to afford our stockholders the opportunity to express their opinions on the matter of our independent registered public accounting firm.  Even if the selection is ratified, our Audit Committee in its discretion may select a different independent registered public accounting firm at any time if it determines that such a change would be in our best interests and those of our stockholders.  If our stockholders do not ratify the appointment, our Audit Committee will take that fact into consideration, together with such other information as it deems relevant, in determining its next selection of an independent registered public accounting firm.

Representatives of KPMG LLP will be present at the annual meeting and will have the opportunity to make a statement if they desire to do so and will be available to respond to questions from stockholders.

Ratification of the appointment of KPMG LLP as our independent registered public accounting firm requires the affirmative vote of a majority of all votes cast on the matter.

The Board unanimously recommends a vote FOR Proposal 2 to ratify the appointment of KPMG LLP as our independent registered public accounting firm for calendar year 2019.

Audit Fees

The following table presents the aggregate fees billed by KPMG for each of the services listed below for each of our last two fiscal years.

	2018	2017
Audit Fees(1)	$589,680	$510,000
Audit-Related Fees(2)	245,000	275,000
Tax Fees(3)	158,000	165,000
All Other Fees(4)	-	-
Total	$992,680	$950,000
(1)

Audit fees consisted of the aggregate fees billed for professional services rendered by KPMG in connection with its audit of our consolidated financial statements, audit of internal controls relating to Section 404 of the Sarbanes-Oxley Act, and its reviews of the unaudited consolidated interim financial statements that are normally provided in connection with statutory and regulatory filings or engagements for these fiscal years.

20	2019 Proxy Statement

(2)	Audit-related fees consist of fees to review registration statements and for the issuance of comfort letters associated with the issuance of our common shares.
(3)

Tax fees consist of the aggregate fees billed for professional services rendered by KPMG for tax compliance, tax advice and tax planning. Tax fees for 2017 include fees of $30,000 associated with a 2017 property acquisition transaction.

(4)

All other fees consist of the aggregate fees billed for products and services provided by KPMG other than the services described under audit fees, audit-related fees and tax fees; however, no such products and services were provided in the relevant periods.

Exchange Act rules generally require any engagement by a public company of an accountant to provide audit or non-audit services to be pre-approved by the audit committee of that public company.  This pre-approval requirement is waived with respect to the provision of services other than audit, review or attest services if certain conditions set forth in Rule 2-01(c)(7)(i)(C) under the Exchange Act are met.  All of the audit and audit- related services described above were pre-approved by the Audit Committee and, as a consequence, such services were not provided pursuant to a waiver of the pre-approval requirement set forth in this Rule.

Audit Committee Report

AUDIT COMMITTEERichard D. Gebert, ChairWilliam C. DunkelbergMack D. Pridgen III

The Audit Committee has reviewed and discussed our 2018 audited financial statements with our management; has discussed with KPMG LLP, our independent registered public accounting firm, the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, issued by the Public Company Accounting Oversight Board, or PCAOB; and has received the written disclosures and the letter from KPMG required by applicable requirements of the PCAOB regarding KPMG’s communications with the Audit Committee concerning independence, and has discussed with KPMG their independence relative to us.  Based on the foregoing review and discussions, the Audit Committee recommended to the Board that the 2018 audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2018 filed with the SEC.  This report is made by the undersigned members of the Audit Committee.  This report shall not be deemed incorporated by reference by any general statement incorporating this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Act, and the Securities Exchange Act of 1934, as amended, or the Exchange Act, except to the extent we specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Securities Act or the Exchange Act.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number of shares of our common stock beneficially owned, as of March 19, 2019, by (i) each person known to us to be the beneficial owner of more than 5% of the common stock; (ii) each of our directors; (iii) each of our Named Executive Officers; and (iv) all directors and executive officers as a group.  All percentages have been calculated as of March 19, 2019 and are based upon 89,520,581 shares of common stock outstanding at the close of business on such date (unless otherwise indicated).  Unless otherwise indicated in footnotes to the table, each person listed has sole voting and dispositive power with respect to the securities owned by such person.

Title of Class	Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership	Nature of Ownership	Percent of Class
Common Stock	BlackRock, Inc.	15,978,135	(2)	17.85%
Common Stock	The Vanguard Group, Inc.	9,627,108	(3)	10.75%
Common Stock	AllianceBernstein L.P.	5,787,780	(4)	6.47%
Common Stock	Vanguard Specialized Funds - Vanguard REIT Index Fund	4,169,430	(5)	4.66%

Common Stock	Directors:
	Scott F. Schaeffer	260,393	(6)	*
	William C. Dunkelberg	23,980		*
	Melinda H. McClure	6,514		*
	Mack D. Pridgen III	51,566		*
	Richard H. Ross	27,369		*
	DeForest B. Soaries, Jr	24,929		*
	Richard D. Gebert	6,514		*

	Non-Director Executive Officers:
	James J. Sebra	83,991	(7)	*
	Farrell M. Ender	113,609	(8)	*

	All directors and executive officers as a group:
	(11 persons)	618,315		*

*Does not exceed 1%

(1)	Unless otherwise indicated, the business address of each person listed is 1835 Market Street, Philadelphia, Pennsylvania 19103.
(2)

Based solely upon information provided in a Schedule 13G/A filed with the SEC on January 28, 2019.  Blackrock, Inc., or BlackRock, beneficially owned 15,978,135 shares, 15,709,800 of which it has sole voting power with respect thereto and 15,978,135 of which it has sole dispositive power with respect thereto. The Schedule 13G/A further indicated that the following subsidiaries of Blackrock acquired the shares reported on the Schedule 13G/A: Blackrock International Limited, BlackRock Advisors, LLC, BlackRock Fund Advisors, BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Japan Co., Ltd., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock

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Investment Management (Australia) Limited, BlackRock Asset Management North Asia Limited and BlackRock Fund Managers Ltd.  The business address for Blackrock, Inc. is 55 East 52nd Street, New York, NY 10055.

(3)

Based solely on a Schedule 13G/A, or the Vanguard 13G, filed on February 12, 2019 by The Vanguard Group, Inc., or the Vanguard Group, an investment adviser.  The Vanguard 13G reports that the Vanguard Group has sole power to vote or direct to vote 164,833 shares of our common stock, shared power to vote or direct to vote 99,229 shares of our common stock, sole power to dispose of or to direct the disposition of 9,451,678 shares of our common stock, shared power to dispose or to direct the disposition of 175,430 shares of our common stock and that the aggregate amount beneficially owned by the Vanguard Group is 9,627,108 shares of our common stock.  The Vanguard 13G/A reports that Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of the Vanguard Group, is the beneficial owner of 76,201 shares of our common stock as a result of its serving as investment manager of collective trust accounts and that Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of the Vanguard Group, is the beneficial owner of 187,861 shares of our common stock as a result of its serving as investment manager of Australian investment offerings.  The business address of the Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(4)

Based solely on the Schedule 13G/A, or the Alliance 13G, filed on February 13, 2019 by AllianceBernstein L.P.  The Alliance 13G reports that AllianceBernstein L.P. has sole power to vote or direct to vote 5,065,095 shares of our common stock, sole power to dispose of or to direct the disposition of 5,787,780 shares of our common stock and that the aggregate amount beneficially owned by AllianceBernstein L.P. is 5,787,780 shares of our common stock.  The 13G/A states that AllianceBernstein L.P. is a majority owned subsidiary of AXA Equitable Holdings, Inc. and an indirect majority owned subsidiary of AXA SA. The business address of AllianceBernstein L.P. is 1345 Avenue of the Americas, New York, NY 10105.

(5)

Based solely on a Schedule 13G/A, or the Vanguard Specialized 13G, filed on January 31, 2019 by Vanguard Specialized Funds - Vanguard REIT Index Fund, or Vanguard Specialized.  The Vanguard Specialized 13G reports that Vanguard Specialized has sole power to vote or direct to vote 4,169,430 shares of our common stock and that the aggregate amount beneficially owned by Vanguard Specialized is 4,169,430 shares of our common stock.  The business address of Vanguard Specialized is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(6)

Includes 148,449 shares of our common stock directly held by Mr. Schaeffer, 105,731 unvested restricted shares of our common stock, and 6,213 net shares of our common stock issuable pursuant to vested SARs based on the closing price of shares of our common stock on March 19, 2019 of $10.43 (excludes any vested SARs with an exercise price that exceeds this price).

(7)	Includes 43,181 common shares directly held by Mr. Sebra and 40,810 unvested restricted common shares.
(8)	Includes 71,317 common shares directly held by Mr. Ender and 42,292 unvested restricted common shares.

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NON-DIRECTOR EXECUTIVE OFFICERS

Information is set forth below regarding the background of our executive officers who are not also directors.  For our executive officer who is also a director, Scott F. Schaeffer, this information can be found above under “Proposal 1. Election of Directors—Names of Directors, Principal Occupations and Other Information.”

James J. Sebra, age 43, has served as our Chief Financial Officer since May 2012 and our treasurer since January 2011. Mr. Sebra also served as the chief financial officer and treasurer of RAIT from May 2012 to March 2017 and as the senior vice president-finance and chief accounting officer of RAIT from May 2007 to May 2012. Mr. Sebra joined RAIT in connection with its acquisition of Taberna Realty Finance Trust, or Taberna, and served as Taberna’s vice president and chief accounting officer from June 2005 until its acquisition on December 11, 2006.  Prior to joining Taberna, Mr. Sebra served as the controller of Brandywine Realty Trust, a publicly held REIT, from 2004 to 2005.  From 1998 to 2004, Mr. Sebra worked with Arthur Andersen LLP and KPMG LLP, public accounting firms, serving a variety of publicly held and privately held real estate companies and professional service firms.  Mr. Sebra is presently an Adjunct Professor of Finance at Villanova University, a position he has held since 2011.  Since January 2018, Mr. Sebra has also been a board member of Elwyn, a human services nonprofit organization. Mr. Sebra holds a Bachelor of Science in Accounting from Saint Joseph’s University and a Master of Business Administration from Villanova University.

Farrell M. Ender, age 43, has served as our President since August 2014.  Mr. Ender also served as the President of Independence Realty Advisors, LLC, or IRA, from April 2013 to December 2016, as Senior Vice President of RAIT, the parent of IRA and our then largest stockholder, from October 2007 through December 2014 and as Vice President of RAIT from October 2002 through October 2007. His experience includes acquisition, property management, construction management and disposition of apartment properties. In his capacity as Senior Vice President of RAIT, Mr. Ender was responsible for investing and structuring both debt and equity financing in commercial real estate properties for RAIT. During that time period, Mr. Ender invested over $1.2 billion on behalf of RAIT of which $833 million was directed into 65 apartment properties containing over 14,000 units. Previously, as a Vice President in RAIT’s underwriting department, Mr. Ender was responsible for performing due diligence and underwriting for approximately $300 million of investments. Before joining RAIT, from 1999 to 2002 Mr. Ender held various real estate positions at Wachovia/Maher Partners, The Staubach Company and Toll Brothers. Mr. Ender received a BBA with a major in finance from James Madison University.

24	2019 Proxy Statement

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis	25
Executive Summary	25
Compensation Governance Policies	26
Elements & Objectives of Our Compensation Program	27
2018 Compensation Decisions	28
Base Salary	28
2018 Cash Bonus Awards	28
2018 Cash Bonus Award Ranges	29
2018 Objective/Formulaic Performance Criteria	29
2018 Subjective Criteria	30
Grant of 2018 Cash Bonus Outcomes	30
2018 Equity Awards	31
Performance Share Units (PSUs)	31
Restricted Stock	31
Number of PSUs and Restricted Stock Awards	31
Additional Terms of the 2018 equity awards	32
2019 Compensation Decisions	33
Implementing the Objectives of Our Compensation Policies	33
Impact of 2017 Stockholder Advisory Votes	33
Role of Chief Executive Officer in Setting Compensation	33
Role of Compensation Consultant	33
Peer Groups	34
Internal Pay Equity	35
The Effect of Regulatory Requirements on Our Executive Compensation	37
Other Compensation	37
Compensation Committee Report	38
Compensation Committee Interlocks and Insider Participation	38

Compensation Discussion and Analysis

Executive Summary

Our CD&A describes our executive compensation philosophy and objectives, our executive compensation program enacted to achieve those objectives and the compensation decisions made in 2018 under the program for our named executive officers (the “Named Executive Officers”), who for 2018 were:

•	Mr. Schaeffer, our Chair and Chief Executive Officer;
•	Mr. Sebra, our Chief Financial Officer and Treasurer; and
•	Mr. Ender, our President.

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At our 2017 Annual Meeting of Shareholders, over 95% of our shareholders who voted approved our advisory report on the Company’s executive compensation. We believe our shareholders’ overwhelming support for the Company’s compensation program in 2017 reflects the strong alignment between our executive pay and performance.

Compensation Governance Practices
We seek to maintain pay practices that foster good governance, which are demonstrated by:

WHAT WE DO:

✓Commit to oversight, evaluation and continuous improvement of our executive pay design and administration by an independent Compensation Committee consisting entirely of independent directors.

✓Target executive compensation mix to favor performance-based compensation.

✓Measure executive compensation levels and targets against other similarly-sized REIT companies, both in and outside the multifamily space.

✓Utilize key measures tied to operational, financial and share performance.

✓Benchmark compensation against our identified peer group.

✓Maintain a “double trigger” requirement for vesting of outstanding equity awards upon a change of control.

✓Engage an independent compensation consulting firm to advise on appropriate pay practices.

✓Maintain stock ownership requirements for our executive officers and non-employee directors.

WHAT WE DON’T DO:

ûProvide excessive perks to executive officers.

ûProvide for excise tax gross-ups to executives.

ûGuarantee annual salary increases or bonuses.

ûPay dividends or dividend equivalents on unearned performance shares.

ûEmploy pay practices which incentivize excessive risk taking.

ûAllow pledging of Company stock.

ûGuarantee minimum cash or equity payouts.

ûRe-price stock options without stockholder approval.

ûGrant discounted stock options with an exercise price less than fair market value.

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Elements & Objectives of Our Compensation Program

We seek to attract and retain key executives, including the Named Executive Officers, by motivating them to achieve a high level of performance and rewarding them for that performance.

2018 Element of Pay (% of average Named Executive Officer target pay)	Overview	Key Performance Metrics/Details

Base Salary

▪Annual fixed cash compensation meant to attract and retain executives by balancing at-risk compensation

▪Not intended to compensate individuals for extraordinary performance or for above-average performance by IRT

▪Reviewed annually by the Compensation Committee with reference to the peer group as well as level of experience, job performance, and long-term tenure and potential
Annual Cash Bonus Award ▪Annual cash compensation linked to objective and quantitative annual business results and subjective individual performance as assessed by the committee

Objective Performance Criteria
(75% for CEO and President; 60% for CFO)

▪CORE FFO per share (40%)

▪Same Store NOI Growth (20%)

▪Operating Margin (15%)

▪G&A % of Revenue (15%)

▪Net-Debt-to-EBITDA (10%)

Subjective Criteria
(25% for CEO and President; 40% for CFO)

▪Based on several factors
(see page 30 for detail)

Equity-Based Awards

▪Performance-based long-term equity intended to encourage value creation directly aligned with the shareholder experience

▪Time-based long-term equity intended to recruit and retain employees while aligning with the shareholder experience

Performance-Based Equity

▪70% relative 3-year TSR
and 30% Strategic Objectives

▪Half vests at end of year three and half vests at end of year four

Time-Based Equity

▪25% vests per annum on the first four anniversaries from grant date

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2018 Compensation Decisions

Base Salary

In December 2017, the Compensation Committee determined to adjust the base salaries for the Named Executive Officers effective as of January 1, 2018.  The general rationale behind our base salary decisions are discussed above in “Elements and Objectives of our Compensation Policies”.  Specifically, the adjustments to base salaries from 2017 to 2018 for the Named Executive Officers were intended to maintain internal equity amongst the Named Executive Officers and to better align their target compensation as compared to the Company’s 2017 peer groups.  The 2018 and 2017 base salaries are set forth in the table below:

Executive	2018 Base Salary	2017 Base Salary
Scott F. Schaeffer	$700,000	$618,600
James J. Sebra	$400,000	$398,600
Farrell M. Ender	$400,000	$308,600

2018 Cash Bonus Awards

Beginning with IRT’s 2017 fiscal year, the Compensation Committee implemented a new annual cash bonus plan to incentivize the Named Executive Officers to produce a high level of operational performance by explicitly linking the majority of their annual bonuses to certain objectives and formulaic metrics that the Compensation Committee believes are important drivers in the creation of shareholder value, while also rewarding more subjective elements of each Named Executive Officer’s performance through a subjective component.  This program establishes a target cash bonus award level for each Named Executive Officer participant composed of two components, as described below:

•

“Objective/Formulaic Component” – the objective/formulaic component of the cash bonus award that may be earned by each Named Executive Officer will be determined by IRT’s performance relative to specified objective performance criteria established by the Compensation Committee as described below.

•	“Subjective Component” – the subjective component of the cash bonus award may be determined based on the Compensation Committee’s subjective evaluation of such participant’s performance.
•

Allocation of Components and Calculation of the 2018 Cash Bonus Awards – the 2018 cash bonus awards were allocated 75% to the objective/formulaic component and 25% to the subjective component for the CEO and President, and 60% to the objective/formulaic component and 40% to the subjective component for the CFO.

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2018 Cash Bonus Award Ranges

The individual 2018 cash bonus award ranges, as a percentage of base salary for Threshold, Target and Maximum performance levels for each of the Named Executive Officers was as follows:

	2018	2018 Cash Bonus Ranges
	Base	% of Base Salary			Dollar Value
Executive	Salary	Threshold	Target	Maximum	Threshold	Target	Maximum

Scott F. Schaeffer	$700,000	100%	179%	250%	$700,000	$1,250,000	$1,750,000
James J. Sebra	$400,000	75%	125%	175%	$300,000	$500,000	$700,000
Farrell M. Ender	$400,000	50%	100%	150%	$200,000	$400,000	$600,000

2018 Objective/Formulaic Performance Criteria

The objective performance measures and relative weightings established by the Compensation Committee for purposes of the 2018 cash bonus award program, as well as the actual 2018 performance outcomes for these measures, are shown below (see “Grant of 2018 Cash Bonus Awards” section below for resulting payouts):

Metric(1)	Weighting	Threshold	Target	Maximum	2018 Actual	Achievement Level
CORE FFO per share	40%	$0.74	$0.76	$0.79	$0.74	Threshold
Same Store NOI Growth	20%	2.5%	3.4%	4.5%	2.6%	Between Threshold and Target
Operating Margin	15%	59.0%	60.0%	61.0%	60.0%	Target
G&A % of Revenue	15%	5.0%	4.5%	4.0%	4.4%	Between Target and Maximum
Net-Debt-to-EBITDA(2)	10%	9.4x	9.2x	9.0x	9.1x	Between Target and Maximum
(1)	See “Appendix A – Reconciliation of Non-GAAP Financial Measures to GAAP Measures”
(2)	When calculating the achievement of the 2018 objective performance criteria, the Compensation Committee utilized a pro forma leverage ratio performance metric when calculating the 2018 cash bonuses.

All of these objective performance criteria are calculated in a manner consistent with how we disclose the metric in our public reporting; provided that the Compensation Committee retains discretion to adjust the calculation of these metrics if it determines, due to unanticipated business developments, transactions or other factors affecting the calculation of such metrics, that such an adjustment would be appropriate or necessary to support the purposes of the program.  The Committee exercised this discretion when determining the achievement of the 2018 objective performance criteria by utilizing pro forma leverage ratio rather than actual leverage ratio when calculating the Net-Debt-to-EBITDA metric.  The Compensation Committee felt this adjustment was necessary to correct inherent incongruities with the leverage ratio performance metric caused by the timing of acquisitions and dispositions

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throughout the 2018 calendar year.  See “Allocation of Components and Calculation of the 2018 Cash Bonus Award” above for a description of how the 2018 cash bonus awards were calculated.

2018 Subjective Criteria

The subjective bonus award portion of each Named Executive Officer’s 2018 cash bonus award was based on the Compensation Committee’s subjective evaluation of the Named Executive Officer’s performance relative to achieving specified criteria established for 2018, which the Compensation Committee has determined are also important elements of each Named Executive Officer’s contribution to the creation of overall shareholder value.  These included the following elements:

oLeadership and team development. oManagement of external relationships.	oStrategic vision. oDiversity and inclusion.
oRelationship with Board.	oFinancial flexibility.

With respect to the 2018 subjective performance criteria, the Compensation Committee analyzed the performance of the Named Executive Officers as compared to the subjective criteria discussed above.  The Compensation Committee determined that Messrs. Sebra and Ender achieved the specified individual criteria established for 2018 in a manner that the Compensation Committee found to be above-average.  Accordingly, the Compensation Committee granted cash bonus awards to Messrs. Ender and Sebra above target for 2018.  With respect to Mr. Schaeffer, the full Board (other than Mr. Schaeffer) conducted an evaluation based on the above criteria and, based on a 5 point scale, with 5 being the maximum, assigned Mr. Schaeffer a composite score of 4.2, which further supported the Compensation Committee’s decision to grant him an above target cash bonus award for 2018.

Grant of 2018 Cash Bonus Outcomes

Based on the combined objective and subjective results discussed above, the Compensation Committee awarded the Named Executive Officers cash bonuses equivalent to the relevant percentage of base salary, based on the achievement of each performance metric relative to the target for such performance metric. The individual 2018 cash bonus awards for each of the Named Executive Officers was as follows:

	2018 Cash Bonus Award
		Payout ($)					% of
Executive	Target ($)	Objective/Formulaic	+	Subjective	=	Combined	Target

Scott F. Schaeffer	$1,250,000	$729,937		$384,615		$1,114,552	89%
James J. Sebra	$500,000	$240,267		$280,000		$520,267	104%
Farrell M. Ender	$400,000	$225,333		$150,000		$375,333	94%

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2018 Equity Awards

Performance Share Units (PSUs)

PSUs account for 75% of each Named Executive Officer’s overall target equity mix to ensure that a meaningful portion of the total equity opportunity is tied to the achievement of performance objectives.  PSUs are awarded based on the following criteria:

		Goal-Range
Performance Criteria	2018 Weighting	Threshold (0% of Target)	Target	Maximum (150% of Target)
Relative 3-year TSR	70%	30th percentile	50th percentile	75th percentile
Strategic Objectives	30%	Subjective

Relative 3-year TSR. For purposes of determining IRT’s achievement against the relative 3-year TSR metric, IRT’s TSR will be compared to the constituents of the FTSE NAREIT Apartment Index over the performance period, using the relative percentile ranking approach for all constituents that are included in that index over the full performance period.

Subjective Criteria. The subjective bonus award portion of each Named Executive Officer’s 2018 PSUs will be based on the Compensation Committee’s subjective evaluation of the Named Executive Officer’s performance relative to achieving specified individual criteria over the performance period, which the Compensation Committee has determined are also important elements of each Named Executive Officer’s contribution to the creation of overall shareholder value.

Vesting. 50% of PSUs earned will vest on each of December 31, 2020 and December 31, 2021, in each case based on continued service through such dates and subject to accelerated vesting in certain cases, as described below under the heading “Additional Terms of 2018 Equity Awards.”

Restricted Stock

Time-based restricted stock accounts for the remaining 25% of the 2018 equity awards which will vest 25% per year on the first four anniversaries from the date of grant, subject to accelerated vesting upon death, disability or termination without cause within one year following a change in control.  In addition, the Named Executive Officers’ employment agreements each provided for accelerated vesting of time-vested equity in the event of a termination without cause or resignation with good reason, provided the officer executes and does not revoke a release of claims.

Number of PSUs and Restricted Stock Awards

The sizes of the 2018 equity awards were determined by the Compensation Committee based on the following proposed individual award opportunities.

			Performance-Based Award
Executive	Total Target Award	Time-Based Award	Threshold	Target	Maximum
Scott F. Schaeffer	$2,000,000	$500,000	$750,000	$1,500,000	$2,250,000
James J. Sebra	$700,000	$175,000	$262,500	$525,000	$787,500
Farrell M. Ender	$800,000	$200,000	$300,000	$600,000	$900,000

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The number of PSUs awarded is set forth below and was determined by dividing the target dollar amount of the award that may be earned by $8.67, our closing stock price on the NYSE on February 23, 2018, the grant date. The number of shares awarded for 2018 restricted stock awards is set forth below and was determined by dividing the dollar amount of the award by our closing stock price on the grant date.

Executive	Number of 2018 Restricted Shares	Number of 2018 PSUs
Scott F. Schaeffer	57,670	173,010
James J. Sebra	20,184	60,554
Farrell M. Ender	23,068	69,204

Additional Terms of the 2018 equity awards

Dividends will be accrued with respect to 2018 restricted stock awards and paid upon vesting of the shares to which they related.  No dividend equivalents will be paid while the 2018 PSUs are subject to performance criteria.  Once the performance period concludes, dividend equivalents will accrue on the portion of the 2018 PSUs which have met the performance criteria and remain subject only to time vesting.

The 2018 restricted stock awards have voting rights and the 2018 PSUs do not have any voting rights.

If a Named Executive Officer’s employment is terminated due to death or disability and other than voluntarily or for cause (as defined in the relevant Named Executive Officer employment agreement), which we refer to as a qualified termination, prior to the conclusion of the 3-year performance period applicable to such 2018 PSUs, then such performance period will be shortened to conclude at the end of the calendar quarter immediately preceding such qualified termination. In such event, the Compensation Committee will determine promptly after the date of such qualified termination the number of 2018 PSUs earned by such Named Executive Officer, if any, for such shortened performance period in accordance with the performance criteria established for such award. The Named Executive Officer’s earned 2018 PSUs, if any, will be pro-rated to reflect the portion of the original three-year performance period actually worked by the executive and such earned PSUs will not be subject to any additional time based vesting period. With respect to earned 2018 PSUs held by the Named Executive Officer for which the performance period is complete but for which the additional time-based vesting period is incomplete prior to the Named Executive Officer’s qualified termination, any restrictions on such earned awards shall lapse and such earned awards shall automatically become fully vested as of the date of such qualified termination.

In the event of a Named Executive Officer’s “retirement” (as defined below), the 2018 PSUs will vest in the following manner.  If such retirement occurs during the performance period, the number of 2018 PSUs vested will be determined on a pro rata basis by multiplying the 2018 PSUs earned in the performance period by a fraction, the numerator of which is the number of days from the beginning of the performance period to the date of such retirement and the denominator of which is the total number of days in the 3-year performance period. If a Named Executive Officer’s retirement occurs after the performance period, all of the 2018 PSUs earned in the performance period will vest upon retirement.  The above notwithstanding in no event will any 2018 PSUs vest if the performance targets are not met. “Retirement” is defined in the 2018 PSUs as the Named Executive Officer’s voluntary separation of employment following satisfaction of the “Rule of 70.”  The Rule of 70 will be satisfied upon (1) completion of at least fifteen (15) years of service with IRT or its related entities; (2) attainment of age 55 and (3) such Named Executive Officer’s combined age and service equals at least 70.  A Named Executive Officer may separate upon retirement subject to providing at least six (6) months’ advance notice to us and entering into a separate three-year non-competition and non-solicitation agreement, if requested.  In the event the 2018 PSUs vest due to retirement shares will be distributable on the same dates as would have otherwise be applicable in the absence of such retirement.

32	2019 Proxy Statement

2019 Compensation Decisions

For 2019, our Compensation Committee made the following decisions regarding our compensation levels and programs:

•	Maintain 2018 target pay levels for the CEO, CFO and President
•	Align the CFO’s pay mix and structure with the other Named Executive Officers. Specifically:
1.	Reallocate $100,000 from target bonus to equity
2.	Increase the CFO’s financial bonus component to 75% from 60% (and, in turn, reduce the subjective bonus component weighting to 25% from 40%)
•	Establish individual executive objectives for the subjective bonus component (moving away from shared team objectives in 2018)
•	Maintain structure of 2018 long-term incentive program

Implementing the Objectives of Our Compensation Policies

We consider our implementation of incentive-based compensation described above to bring us in line with best compensation practices.  Other important policies and other factors influencing our compensation decisions are described below.

Impact of 2017 Stockholder Advisory Votes

At our 2014 annual meeting of stockholders, our stockholders who cast votes on this proposal recommended by a substantial majority (71.7%) that we hold an advisory stockholder vote on the compensation of our Named Executive Officers every three years.

As a result of this vote, we provided our stockholders an advisory vote on the Named Executive Officers’ compensation at our 2017 annual stockholder meeting where stockholders holding over 95% of our shares of Common Stock voted for the Company’s “say-on-pay” resolution.  In accordance with Exchange Act rules, we will next hold an advisory vote on the frequency of our say on pay votes at our 2020 annual stockholder meeting.

Role of Chief Executive Officer in Setting Compensation

The Company’s Chief Executive Officer makes recommendations to the Compensation Committee based on the compensation philosophy and objectives set by the Compensation Committee as well as current business conditions.  More specifically, for each Named Executive Officer, including himself, the Chief Executive Officer reviews market data and recommends to the Compensation Committee the performance measures and target goals, in each case for the review, discussion and approval of the Compensation Committee. These goals are derived from our current business plan and include both quantitative measurements and qualitative considerations selected to reinforce and enhance achievement of our operating and growth objectives. For each Named Executive Officer other than himself, the Chief Executive Officer also reviews the rationale and guidelines for compensation and equity awards, and advises on the achievement of established performance measures and target goals.  The Chief Executive Officer may attend meetings of the Compensation Committee at the request of the Compensation Committee chair, but does not attend executive sessions and does not participate in any Compensation Committee discussions relating to the final determination of his own compensation.

Role of Compensation Consultant

Our Compensation Committee has the authority to engage independent advisors to assist it in carrying out its responsibilities.  For fiscal 2018, the Compensation Committee engaged Semler Brossy Consulting Group (“Semler Brossy”) as its independent executive compensation consultant.  Semler Brossy, who reports directly to the Compensation Committee and not to management, is independent from us, has not provided any services to us other than to the Compensation Committee and receives compensation from us only for services provided to the

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Compensation Committee.  Our Compensation Committee assessed the independence of Semler Brossy pursuant to SEC rules and concluded that the work of Semler Brossy for the Compensation Committee has not raised any conflict of interest.

Semler Brossy reviews and advises on all principal aspects of our executive compensation program.  Its main responsibilities are as follows:

•	Advise on alignment of pay and performance;
•	Review and advise on executive total compensation, including base salaries, short- and long-term incentives, associated performance goals, and retention and severance arrangements;
•	Advise on trends in executive compensation;
•	Provide recommendations regarding the composition of our peer group;
•	Analyze peer group proxy statements, compensation survey data and other publicly available data; and
•	Perform any special projects requested by the Compensation Committee.

The Compensation Committee typically asks Semler Brossy to attend its meetings, including executive sessions at which management is not present.  Semler Brossy communicates regularly with the Chair of the compensation outside of committee meetings and also meets with management to gather information and review proposals.

Peer Groups

The Compensation Committee regularly reviews compensation paid by our peer group.  Prior to Semler Brossy’s engagement, the Compensation Committee used two different peer groups of companies.  The asset-based peer group1, which consisted of nine multifamily focused companies with which IRT competes for investment opportunities and institutional investor funding, was utilized to assist the Compensation Committee in understanding current compensation structures and practices.  The size-based peer group2, which consisted of ten companies reasonably comparable to IRT based on total enterprise value, was utilized to assist the Compensation Committee in understanding current market compensation levels.

As part of its engagement in 2018, Semler Brossy reviewed the committee’s two peer groups and determined that due to enough similarity between the groups from a pay design perspective, a single consolidated peer group could be used for go-forward pay level and pay practice comparisons.  Accordingly, the committee approved a new peer group in 2018, for use in 2018 (to determine 2019 pay actions) and subsequent periods.  This group is comprised of 14 publicly traded companies in the multifamily apartment space and other related REIT spaces that are comparable to IRT in terms of enterprise value and total assets.  Of these 14 companies, 12 of them were included in one of the two prior peer groups.  The new peer group is reflected below:

•	American Assets Trust
•	American Campus Communities
•	Apartment Investment & Mgmt. Co.
•	Camden Property Trust
•	Cedar Realty Trust
•	Chatham Lodging Trust
•	Easterly Government Properties
•	Rexford Industrial Realty
•	STAG Industrial
•	Terreno Realty Corp.
•	TIER REIT

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•	UDR
•	Urstadt Biddle Properties
•	Washington REIT

1  American Campus Communities, Apartment Investment and Management Company, AvalonBay Communities, Camden Property Trust, Education Realty Trust, Equity Residential, Essex Property Trust, Mid-America Apartment Communities, UDR.

2    Armada Hoffler Properties, Cedar Realty Trust, Chatham Lodging Trust, Easterly Government Properties, First Potomac Realty Trust, Rexford Industrial Realty, STAG Industrial, Terreno Realty Corporation, TIER REIT, Urstadt Biddle Properties.

Internal Pay Equity

In evaluating the internal pay relationship among the Named Executive Officers, the Compensation Committee sets the target opportunity for each executive officer under the incentive plans based on his or her relative respective responsibilities and expected contributions to our performance.  Mr. Schaeffer, as Chief Executive Officer, had the highest salary and target opportunity amounts, followed by Mr. Sebra, as Chief Financial Officer, and then Mr. Ender, as President.  With respect to qualitative or discretionary portions of the executive officer’s compensation, the Compensation Committee evaluates each officer’s performance individually.

Allocation Between Equity Compensation and Cash Payments.  The Compensation Committee strives to achieve an appropriate mix between base salary, cash bonuses and equity incentive awards in order to meet our compensation objectives.  However, any pay mix objective is not applied rigidly and does not control the Compensation Committee’s compensation decisions; it serves as another tool to assess an executive’s total pay opportunities and whether appropriate incentives have been provided in order to accomplish our compensation objectives.  The Compensation Committee also seeks to balance compensation elements that are based on individual contributions toward achieving our financial, operational and strategic goals with others that are based on the performance of our common shares and our dividend record.

Allocation Among Types of Equity Compensation.  Awards that may be granted under our LTIP include unrestricted stock, restricted stock, restricted stock units, deferred stock units, options, stock appreciation rights, or SARs, performance awards, dividend equivalents, other stock based awards and any other right or interest relating to stock or cash, which we collectively refer to herein as awards. Our Compensation Committee will determine if and when any of our Named Executive Officers, other officers or participants as defined in the LTIP will receive such awards in the manner described above under “Information Concerning Our Board of Directors, Committees and Governance-Compensation Committee.”  Our equity awards in 2018 and 2019 are described above.

In accordance with SEC rules, equity compensation awards are reflected in the Summary Compensation Table based on their grant date fair value and not the year in which the grantees realize any value in respect of the awards.

Equity Grant Practices. The Compensation Committee historically made equity awards to executive officers and other participants under the LTIP around its first quarterly meeting of the year.

Anti-Hedging Policy. Officers are prohibited from purchasing puts, calls, options or other derivative securities based on the Company’s securities under the Company’s Insider Trading Policy. The policy also prohibits hedging or monetization transactions, such as zero-cost collars and forward sale contracts and purchasing securities of the Company on margin, borrowing against any account in which the Company’s securities are held or otherwise pledging any securities of the Company. See also “Proposal 1, Election of Directors, Anti-Hedging Policy” above.

Stock Ownership Requirements.   The Chief Executive Officer and Chair of the Board is required to hold common shares with a value equal to five times his annual base salary.  All other executive officers are required to hold common shares with a value equal to three times their annual base salary.  All non-employee directors and executive officers are required to satisfy these stock ownership requirements six years after the later of (i) their

35	2019 Proxy Statement

election or appointment as a director or executive officer, as applicable, or (ii) April 1, 2018, the date we adopted the requirements. See also “Proposal 1, Election of Directors, Stock Ownership Requirements” above.

Employment Agreements.  Each of the Named Executive Officers has an employment agreement with us.  The employment agreements set floor amounts for base salary and, in certain cases, bonus opportunities.  In addition, the employment agreements provide for payments and other benefits if the executive’s employment terminates under specified circumstances, including in the event of a termination following a “change in control”. See “Executive Compensation—Potential Payments upon Termination or Change in Control” for a description of these severance and change in control benefits with the Named Executive Officers. The Compensation Committee believes that these severance and change in control arrangements are an important part of overall compensation for these Named Executive Officers because they help to secure the continued employment and dedication of these Named Executive Officers, notwithstanding any concern that they might have regarding their own continued employment in general and prior to or following a change in control.  The Compensation Committee also believes that these arrangements are important as a recruitment and retention device, as most of the companies with which we compete for executive talent have customarily had similar agreements in place for their senior employees.

The Named Executive Officer employment agreements also contain provisions that prohibit the executive from disclosing IRT’s confidential information and prohibit the executive from engaging in certain competitive activities or soliciting any of our employees or customers following termination of their employment with IRT.  An executive will forfeit his right to receive post-termination compensation if he breaches these or other restrictive covenants in the Named Executive Officer employment agreements. We believe that these provisions help ensure the long-term success of IRT.

Risk Management and IRT’s Compensation Policies and Procedures.  As part of the Board’s role in risk oversight, the Compensation Committee considers the impact of our compensation plans, policies and practices, and the incentives they create, with respect to all employees, including executive officers, on our risk profile.  Based on this consideration, the Compensation Committee concluded that our compensation policies and procedures are not reasonably likely to have a material adverse effect on us.  Some of the factors the Compensation Committee considered as mitigating the risks of our compensation plans include:

•	The mix of compensation, which tended to be balanced with an emphasis toward rewarding long term performance;
•	The use of multiple performance metrics that are closely aligned with strategic business goals in the annual and long-term incentive plans;
•	The use of discretion as a means to adjust compensation to reflect performance or other factors;
•	Multi-year time vesting on equity awards which requires long term commitment on the part of employees;
•	Incentive awards made under the incentive award plan to any participant are capped on an annual basis under the terms of the incentive award plan;
•	The use of peer group comparisons to ensure the compensation programs are consistent with industry practice; and
•	Responding to any executive misconduct in the manner described below under “Potential Impact on Compensation from Executive Misconduct.”

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The Effect of Regulatory Requirements on Our Executive Compensation

IRC Sections 280G and 4999.  IRC Section 280G limits our ability to take a tax deduction for certain “excess parachute payments” (as defined in Section 280G) and IRC Section 4999 imposes excise taxes on each executive that receives “excess parachute payments” paid by us in connection with a change in control.  Our employment agreements with our Named Executive Officers provide that the Named Executive Officer shall be solely responsible for any excise tax imposed by Section 4999 of the IRC.

Accounting Rules.  Various rules under generally accepted accounting principles determine the manner in which IRT accounts for grants of equity-based compensation to our employees in our financial statements. The Compensation Committee takes into consideration the accounting treatment of alternative grant proposals under Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718, “Stock Compensation”, when determining the form and timing of equity compensation grants to employees, including our Named Executive Officers.  The accounting treatment of such grants, however, is not determinative of the type, timing, or amount of any particular grant of equity-based compensation to our employees.

Potential Impact on Compensation from Executive Misconduct.  If the Board determines that an executive officer has engaged in fraudulent or intentional misconduct, the Board would take action to attempt to remedy the misconduct, prevent its recurrence, and impose such discipline on the officer as would be appropriate. Discipline would vary depending on the facts and circumstances, and may include, without limit, termination of employment, initiating an action for breach of fiduciary duty and, if the misconduct resulted in a significant restatement of our financial results, seeking reimbursement of any portion of performance-based or incentive compensation paid or awarded to the executive that is greater than what would have been paid or awarded if calculated based on the restated financial results.  These remedies would be in addition to, and not in lieu of, any actions imposed by law enforcement agencies, regulators or other authorities. Under the Dodd-Frank Act, additional guidance will be forthcoming regarding mandatory recoupment of compensation.  When such guidance is available, we intend to adopt additional policies to implement the new requirements.

Annual cash bonus awards and performance-based equity awards are subject to clawback terms that are intended to allow us to recover amounts paid to such officer pursuant to such awards to the extent that the Compensation Committee, following an appropriate investigation and consideration of all relevant circumstances, determines that such officer has engaged in fraud or willful misconduct that caused the requirement for a material accounting restatement of our financial statements due to material noncompliance with any financial reporting requirement (excluding any restatement due solely to a change in accounting rules).

Other Compensation

IRT provides certain other limited forms of compensation and benefits to the Named Executive Officers, including limited perquisites and 401(k) matching contributions, as discussed below. The Compensation Committee has reviewed these other components of compensation in relation to the total compensation of the Named Executive Officers and determined that they are reasonable and appropriate.

Perquisites. None of our other Named Executive Officers received perquisites equal to or greater than $10,000 in 2018.  In general, we do not emphasize perquisites as part of the compensation packages we offer and seek to emphasize other elements.

401(k) Plan. The IRT 401(k) plan offers eligible employees the opportunity to make tax-advantaged investments on a regular basis through salary deferrals, which are supplemented by our matching contributions and discretionary profit sharing contributions.  IRT currently provides a cash match equal to each employee’s contributions to the extent the contributions do not exceed 4% of the employee’s eligible compensation and may provide additional discretionary matching contributions.  Any matching contribution made by IRT pursuant to the IRT 401(k) plan vests immediately.  Our Named Executive Officers participate in this plan on the same basis as other eligible employees.

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Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis and discussed that analysis with management.  Based on its review and discussions with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in our Annual Report on Form 10-K for 2018 and in our 2019 proxy statement.  This report is provided by the following independent directors who comprise the Compensation Committee:

DeForest B. Soaries, Jr., D. Min, ChairMelinda H. McClureMack D. Pridgen III

Compensation Committee Interlocks and Insider Participation

No member of our Compensation Committee is or has been an officer or employee of us.  In addition, none of our executive officers serves as a member of the board of directors or Compensation Committee of any company that has an executive officer serving as a member of our Board.

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Named Executive Officer Compensation

We provide below summary information about compensation expensed or accrued by IRT during the fiscal year ended December 31, 2018, for the following persons, who we refer to as the Named Executive Officers:

•	The person who served as our Chief Executive Officer during 2018: Scott F. Schaeffer
•	The person who served as our Chief Financial Officer during 2018: James J. Sebra; and
•	The person who served as our President during 2018: Farrell M. Ender.

There were no other Named Executive Officers of IRT serving at the end of the fiscal year ended December 31, 2018.

Summary Compensation Table

Name and Principal Position	Year	Base Salary (1)	Bonus (2)	Stock Awards (3)	Non-Equity Incentive Plan Compensation (4)	All Other Compensation (5)	Total
Scott F. Schaeffer (Chief Executive Officer)	2018	$700,000	$384,615	$1,711,156	$729,937	$55,248	$3,580,956
	2017	$618,600	$386,625	$906,388	$985,912	$41,441	$2,938,967
	2016	$18,745	$—	$348,320	$—	$8,989	$376,054

James J. Sebra (Chief Financial Officer)	2018	$400,000	$280,000	$598,903	$240,267	$37,101	$1,556,271
	2017	$298,950	$239,160	$375,061	$306,603	$29,121	$1,248,895
	2016	$—	$—	$174,160	$—	$5,761	$179,921

Farrell M. Ender (President)	2018	$400,000	$150,000	$684,461	$225,333	$56,056	$1,515,849
	2017	$308,600	$136,500	$401,108	$349,119	$43,940	$1,239,266
	2016	$9,352	$50,000	$348,320	$—	$10,188	$417,860

(1)

For 2017 for Mr. Sebra, reflects the portion of the Named Executive Officer’s salary paid by IRT subsequent to March 31, 2017, the date Mr. Sebra became a full-time employee of IRT.  For 2016, reflects the portion of the Named Executive Officer’s salary that was paid by IRT for the period subsequent to the December 20, 2016 management internalization.

(2)

For 2018 and 2017, reflects the qualitative component of the Named Executive Officer’s 2018 Cash Bonus Award and 2017 Cash Bonus Award, respectively.  For 2016, reflects the portion of the Named Executive Officer’s discretionary bonus that was paid by IRT.

(3)

We report all equity awards at their full grant date fair value in accordance with FASB ASC Topic 718, “Compensation-Stock Compensation.”  For restricted stock awards, the fair value was calculated based on the NYSE market price for our common stock on the grant date for the award.  For PSUs, the fair value on the date of grant was estimated using a Monte Carlo simulation model.  See Note 7: “Equity Compensation Plans” within Item 8 of our Form 10-K for further discussion including assumptions used when valuing equity awards.  For 2018, amounts shown include the following grant date fair value amounts:

•	Scott F. Schaeffer –$1,211,156 PSUs (at maximum performance PSUs would be $2,250,000) and $500,000 restricted stock awards.

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•	James. J. Sebra – $423,903 PSUs (at maximum performance PSUs would be $787,500) and $175,000 restricted stock awards.
•	Farrell M. Ender – $484,461 PSUs (at maximum performance PSUs would be $900,000) and $200,000 restricted stock awards.
(4)	For 2018 and 2017, amount shown reflects the quantitative component of the Named Executive Officer’s 2018 Cash Bonus Award and 2017 Cash Bonus Award, respectively.
(5)	The following table describes the components of the amounts set forth in the “All Other Compensation” column in the Summary Compensation Table.

Name and Principal Position	Year	Company Contributions to Retirement and 401(k) plans	Dividends on Restricted Stock	Total
Scott F. Schaeffer (Chief Executive Officer)	2018	$11,000	$44,248	$55,248
	2017	$10,800	$30,641	$41,441
	2016	$348	$8,641	$8,989

James J. Sebra (Chief Financial Officer)	2018	$11,000	$26,101	$37,101
	2017	$10,800	$18,321	$29,121
	2016	$—	$5,761	$5,761

Farrell M. Ender (President)	2018	$11,000	$45,056	$56,056
	2017	$10,800	$33,140	$43,940
	2016	$348	$9,840	$10,188

Grants of Plan-Based Awards in 2018

The following table provides information about plan-based awards granted to the Named Executive Officers in 2018.

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Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($) (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (#) (2)			All other stock awards: Number of shares of stock or units (#) (3)	Grant Date Fair Value of Stock and Option Awards ($) (4)
		Threshold	Target	Maximum	Threshold	Target	Maximum
Scott F. Schaeffer	2/23/2018	700,000	1,250,000	1,750,000
	2/23/2018				86,505	173,010	259,515		1,211,156
	2/23/2018							57,670	500,000
James J. Sebra	2/23/2018	300,000	500,000	700,000
	2/23/2018				30,277	60,554	90,830		423,903
	2/23/2018							20,184	175,000
Farrel M. Ender	2/23/2018	200,000	400,000	600,000
	2/23/2018				34,602	69,204	103,806		484,461
	2/23/2018							23,068	200,000

(1)

These columns represent the potential value of the payout for each eligible officer if the threshold, target, or maximum goals are satisfied under the quantitative bonus components of the Annual Cash Bonus plan, as described above in the “Compensation Discussion Analysis” section.  The amounts actually earned by each eligible officer with respect to 2018 performance under the Annual Cash Bonus plan are reported in the Bonus (for the qualitative component) and Non-Equity Incentive Plan Compensation (for the quantitative component) columns in the Summary Compensation Table above.

(2)

These columns represent the potential number of common shares earned by each eligible officer if the threshold, target, or maximum goals are satisfied with respect to the 2018 PSUs.  The actual number of common shares issued pursuant to the 2018 PSUs will be determined as of December 31, 2020 based on achievement of the performance criteria over the 2018-2020 performance period, and any shares then earned will vest 50% at such time and 50% on February 28, 2021, subject generally to the grantee’s continued service through that date.

(3)

This column shows the number of restricted common stock awards granted in 2018 to the Named Executive Officers. These restricted common stock awards generally vest in four equal annual installments on the anniversary of the grant date, subject to the grantee’s continued service through the applicable vesting date.

(4)

This column shows the full grant date fair value of restricted common stock awards under FASB ASC Topic 718 granted to the Named Executive Officers in 2018. Generally, the full grant date fair value is the amount that we expense in our financial statements over the award’s vesting schedule. These amounts reflect our accounting expense, and do not correspond to the actual value that will be recognized by the Named Executive Officers.  The full grant date fair value of the restricted common stocks was the closing price of shares of our common stock on the grant date multiplied by the number of restricted common stock awards.

CEO Pay Ratio

Pursuant to the requirements of the Dodd-Frank Act, the SEC adopted a rule requiring annual disclosure of the ratio of the median employee’s annual total compensation to the annual total compensation of our principal

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executive officer.  The annual total compensation for 2018 for Mr. Schaeffer, our CEO, was $3,580,956, as reported under the above Summary Compensation Table.  Our median employee’s total compensation for 2018 was $45,095.  As a result, we estimate that Mr. Schaeffer’s 2018 total compensation was approximately 79 times that of our median employee.

Our CEO to median employee pay ratio was calculated in accordance with Item 402(u) of Regulation S-K.  We identified the median employee by examining 2017 total compensation, consisting of salaries, wages, bonuses, and equity awards for all individuals who were employed by the Company on December 31, 2017, other than our CEO.  We included all active employees and annualized the compensation for any non-temporary, non-seasonal employees who were not employed by the Company for the full 2017 calendar year.  As there have not been any major changes in our employee population, we used the same median employee from 2017 and calculated 2018 total compensation for such employee using the same methodology we used for our Named Executive Officers as set forth in the above Summary Compensation Table.

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Outstanding Equity Awards at 2018 Fiscal Year-End

The following table provides information on the holdings of outstanding equity awards by the Named Executive Officers at December 31, 2018. These awards are comprised of PSUs, SARs and restricted common stock awards. Each award is shown separately for each Named Executive Officer by grant date.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards, Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Scott F. Schaeffer	60,000	(1)	-	9.35	2/18/2020	18,667	(2)	171,360	-		-
	-		-	-	n/a	18,135	(3)	166,482	81,610	(5)	749,180
	-		-	-	n/a	57,670	(4)	529,411	173,010	(6)	1,588,235
James J. Sebra	48,000	(1)	-	9.35	2/18/2020	9,333	(2)	85,680	-		-
	-		-	-	n/a	8,161	(3)	74,921	36,725	(5)	337,136
	-		-	-	n/a	20,184	(4)	185,289	60,554	(6)	555,882
Farrell M. Ender	75,000	(1)	-	9.35	2/28/2020	18,667	(2)	171,360	-		-
	-		-	-	n/a	7,670	(3)	70,411	32,645	(5)	299,681
	-		-	-	n/a	23,068	(4)	211,764	69,204	(6)	635,294
(1)	These SARs are fully vested.
(2)	These restricted common stock awards vested on February 12, 2019.
(3)	These restricted common stock awards vest in two equal annual installments on February 27, 2019 and February 27, 2020.
(4)	These restricted common stock awards vest in four equal annual installments on February 23, 2019, February 23, 2020, February 23, 2021, and February 23, 2022.
(5)

The PSUs are earned over a three-year performance period ending December 31, 2019, with 50% of the awards vesting at the end of that three-year period and the remaining 50% vesting over an additional one-year time vesting period.  The unvested number of awards assumes performance at the target level.  The actual number of units earned based on actual performance ranges from 0%-150% of target.

(6)

The PSUs are earned over a three-year performance period ending December 31, 2020, with 50% of the awards vesting at the end of that three-year period and the remaining 50% vesting over an additional one-year time vesting period.  The unvested number of awards assumes performance at the target level.  The actual number of units earned based on actual performance ranges from 0%-150% of target.

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Option Exercises and Stock Vested in 2018

The following table provides information on the number of shares acquired by the Named Executive Officers upon the vesting of restricted common stock awards and the exercise of stock appreciation rights, along with the value realized at that time before payment of any applicable withholding taxes and brokerage commission in 2018.

	Stock Awards		Option Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
Scott F. Schaeffer	32,133	277,933	16,000	33,440
James J. Sebra	17,727	153,637	-	-
Farrell M. Ender	29,720	257,805	-	-

Potential Payments on Termination or Change-In-Control

We have entered into employment agreements with our Named Executive Officers. These agreements provide for payments and other benefits if a Named Executive Officer’s employment with us is terminated under circumstances specified in his respective agreement, including in connection with a “change in control” (as defined in the agreement).  A Named Executive Officer’s rights upon the termination of his employment will depend upon the circumstances of the termination

Named Executive	Termination without cause, resignation for good reason or notice by IRT of non-renewal without release (1)	Termination without cause, resignation for good reason or notice by IRT of non-renewal with release (2)	Voluntary Termination (3)	Disability (4)	Death (5)	Termination for cause (6)	Termination without cause, resignation for good reason or notice by IRT of non-renewal after Change in Control without release (7)	Termination without cause, resignation for good reason or notice by IRT of non-renewal after Change in Control with release (7)
Scott F. Schaeffer	$—	$6,324,050	$1,028,864	$3,194,619	$3,194,619	$—	$—	$7,781,708
James J. Sebra	$—	$2,665,477	$—	$1,332,461	$1,332,461	$—	$—	$2,665,477
Farrell M. Ender	$—	$2,564,686	$—	$1,334,210	$1,334,210	$—	$—	$2,564,686

(1)

Under each Named Executive Officer employment agreement, we may terminate a Named Executive Officer’s employment at any time without cause upon not less than sixty days’ prior written notice to the Named Executive Officer. In addition, the Named Executive Officer may initiate a termination of employment by resigning for good reason.  The Named Executive Officer must give us not less than sixty days’ prior written notice of such resignation.  In addition, we may initiate a termination of employment by sending a notice of non-renewal of the applicable employment agreement to the Named Executive Officer, as described above.  If the Named Executive Officer does not deliver the release described in each Named Executive Officer employment agreement and described in footnote 2 below in these circumstances, we refer to the termination as a no-release termination.  Upon any no-release termination, the Named Executive Officer is entitled to receive only the amount due to the Named Executive Officer under our then current severance pay plan for employees, if any.  No other payments or benefits will be due to the Named

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Executive Officer under his employment agreement other than (i) the Named Executive Officer’s base salary due through his date of termination, (ii) any earned but unpaid annual bonus for the year preceding the fiscal year of termination, (iii) any amounts owing to the Named Executive Officer for reimbursement of expenses properly incurred by the Named Executive Officer prior to his date of termination; and (iv) any benefits accrued and earned in accordance with the terms and conditions of any of our applicable benefit plans and programs in which the Named Executive Officer participated prior to his termination of employment.  We refer to these collectively as the accrued benefits.

Each Named Executive Officer employment agreement defines “good reason” as, without the Named Executive Officer’s consent, any of the following events occurring:

•	a reduction in base salary of the Named Executive Officer.
•	we material and willful breach of the Named Executive Officer employment agreement.
•

the relocation (without the written consent of the Named Executive Officer) of the Named Executive Officer’s principal place of employment by more than thirty-five (35) miles from its location on the effective date of the Named Executive Officer employment agreement.

•

Mr. Schaeffer’s employment agreement also defines “good reason” as, without his consent: a significant adverse alteration in the nature or status of his authority, duties or responsibilities (and his removal from the position of Chief Executive Officer or requiring him to report to any of our employees will be deemed to be a significant adverse alteration in the nature or status of his responsibilities); provided, however, that the election by the Board of a different person to serve as Chair will not be deemed to be such an alteration so long as (i) Mr. Schaeffer continues to have his duties assigned to him by the Board and (ii) no executive officers or our other employees have their duties assigned to them by the Chair.

•	Mr. Sebra’s and Mr. Ender’s respective employment agreements also define “good reason” as a significant adverse alteration in the nature or status of his authority, duties or responsibilities.
(2)

If a termination occurs in the circumstances described in footnote 1 above and the Named Executive Officer executes and does not revoke a release described in each Named Executive Officer employment agreement, the Named Executive Officer is entitled to receive, in lieu of any payments or benefits due to him under our then current severance pay plan for employees (if any), the following:

•

The Named Executive Officer will receive a lump sum cash payment equal to a defined multiplier times the sum of (x) the Named Executive Officer’s base salary, as in effect immediately prior to his termination of employment and (y) the average annual cash bonus earned by the Named Executive Officer for the three year period immediately prior to his termination of employment, or the average annual cash bonus earned by the Named Executive Officer for the actual number of completed fiscal years immediately prior to his termination of employment if less than three; provided, however, that if the Named Executive Officer has been employed by IRT for less than one completed fiscal year prior to his termination of employment, then the amount used for clause (y) will be the Named Executive Officer’s target annual cash bonus for the fiscal year of his termination of employment.  In Mr. Schaeffer’s employment agreement, the defined multiplier is 2.25x.  In Mr. Sebra’s and Mr. Ender’s employment agreements, the defined multiplier is 2x.

•

The Named Executive Officer will receive a lump sum cash payment equal to a pro rata portion of the annual cash bonus, if any, that the Named Executive Officer would have earned for the fiscal year of his termination based on achievement of the applicable performance goals for such year.

45	2019 Proxy Statement

•

For a period of 18 months following the Named Executive Officer’s date of termination, provided the Named Executive Officer and his eligible dependents timely and properly elect to continue health care coverage under COBRA, the Named Executive Officer will continue to receive the medical coverage in effect at the date of his termination of employment (or generally comparable coverage) for himself and, where applicable, his spouse and dependents, at the same premium rates as may be charged from time to time for employees of IRT generally, as if the Named Executive Officer had continued in employment with IRT during such period.

•

Any equity awards that are then subject solely to time-vesting conditions will become fully vested as of the date of the Named Executive Officer’s termination of employment.  In addition, under the terms of the PSU awards, outstanding PSUs will vest based on performance through the end of the calendar quarter immediately preceding the severance event, subject to pro-ration to reflect the portion of the performance period served prior to the severance event. The amounts shown in the table reflect the full vesting of time-based equity awards and the pro-rata vesting of PSUs assuming performance at the target level.

(3)

In this case, no further payments will be due under the Named Executive Officer employment agreement, except that the Named Executive Officer will be entitled to receive his accrued benefits. However, under the PSU award agreements, an executive who has attained age 55 and completed at least 15 years of service will be deemed “retirement eligible.” Upon retirement of a grantee who has satisfied these conditions, outstanding PSUs will remain outstanding and vest on a pro-rata basis, based on actual performance through the end of the performance period. Mr. Schaeffer is retirement eligible, so the amount shown in this column for him reflects the pro-rata vesting of PSUs assuming performance at the target level.

(4)	If IRT terminates the Named Executive Officer’s employment for disability, the Named Executive Officer will be entitled to receive the following:
•	A lump sum cash payment equal to a pro rata portion of the Named Executive Officer’s target annual cash bonus for the fiscal year of his termination.
•	The benefits that the Named Executive Officer has accrued.
•	Any equity awards are subject to the same treatment described above in the final bullet of footnote 2.
(5)

Each Named Executive Officer employment agreement provides that if the Named Executive Officer dies while employed by IRT, IRT will pay to the Named Executive Officer’s executor, legal representative, administrator or designated beneficiary, as applicable:

•	the accrued benefits; and
•	a pro-rated target cash bonus for IRT’s fiscal year in which the Named Executive Officer’s death occurs.
•	Any equity awards are subject to the same treatment described above in the final bullet of footnote 2.
(6)

Each Named Executive Officer employment agreement provides that IRT may terminate the Named Executive Officer’s employment at any time for cause upon written notice to Named Executive Officer, in which event all payments under the Named Executive Officer employment agreement will cease, except the Named Executive Officer will be entitled to receive the accrued benefits.

46	2019 Proxy Statement

(7)

If a termination without cause, a resignation with good reason or a non-renewal by IRT occurs within 18 months following a change-in-control, the Named Executive Officers will be entitled to the same payments and benefits as described above in footnote 2; provided that that in Mr. Schaeffer’s case, the severance multiplier described in the first bullet of that footnote 2 will be increased from 2.25x to 3x.  For this purpose, “change in control” of IRT means the occurrence of any of the following:

•

The acquisition (other than from IRT), by any person (as such term is defined in Section 13(c) or 14(d) of the Exchange Act of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of the combined voting power of IRT’s then outstanding voting securities;

•

The individuals who, as of the effective date of the Named Executive Officer employment agreement, are members of the Board, or the incumbent Board, cease for any reason during any twelve month period to constitute at least a majority of the Board, unless the election, or nomination for election by IRT’s stockholders, of any new director was approved by a vote of at least a majority of the incumbent Board, and such new director will be considered as a member of the incumbent Board;

•

The closing of a reorganization, merger, consolidation or similar form of corporate transaction (each, a business combination) involving IRT if (i) the stockholders of IRT, immediately before such business combination, do not, as a result of such business combination, own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities of the entity resulting from such business combination in substantially the same proportion as their ownership of the combined voting power of the voting securities of IRT outstanding immediately before such business combination or (ii) immediately following the business combination, the individuals who comprised the Board immediately prior thereto do not constitute at least a majority of the board of directors of the entity resulting from such business combination (or, if the entity resulting from such business combination is then a subsidiary, the ultimate parent thereof);

•	The sale or other disposition of all or substantially all of the assets of IRT; or
•	The consummation of a complete liquidation or dissolution of IRT.

Director Compensation

Our director compensation is designed with the goals of attracting and retaining highly qualified individuals to serve as independent directors and to fairly compensate them for their time and efforts.  In 2018, our non-management directors received the following compensation for their service as directors:

•	A standard non-management Board member retainer per year of:
o	$40,000 cash; and
o	$60,000 worth of IRT stock;
•	Chair retainers per year of:
o	$20,000 cash for the Audit Committee Chair;
o	$15,000 cash for the Compensation Committee Chair; and
o	$10,000 cash for the Nominating Committee Chair

47	2019 Proxy Statement

•	Committee member (other than the Chair) retainers per year of:
o	$7,500 cash for the Audit Committee members;
o	$5,000 cash for the Compensation Committee members; and
o	$5,000 cash for the Nominating Committee members.

For 2019, we will maintain the same compensation for our non-management directors.  In addition, our Compensation Committee has elected to pay a $20,000 cash retainer for the newly created Lead Independent Director position.

Our directors are also reimbursed for their out-of-pocket expenses in attending Board and committee meetings.

The following table sets forth information regarding the compensation paid or accrued by IRT during 2018 to each of our non-management directors:

Director Compensation in 2018

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
William C. Dunkelberg, Ph.D	57,500	59,994	117,494
Melinda H. McClure	50,000	59,994	109,994
Mack D. Pridgen III	52,500	59,994	112,494
Richard H. Ross	40,000	59,994	99,994
DeForest Soaries, Jr., D.Min	60,000	59,994	119,994
Richard D. Gebert	60,000	59,994	119,994
	320,000	359,964	679,964
(1)

On May 17, 2018, our Compensation Committee made the annual stock grant to non-management directors aggregating 39,084 shares valued at $9.21 per share as computed in accordance with FASB ASC Topic 718 based upon the grant date closing price of a share of our common stock on the NYSE.  These awards vested immediately.

48	2019 Proxy Statement

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information regarding IRT’s equity compensation plans as of December 31, 2018.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights (1)	(b) Weighted Average Exercise Price of Outstanding Options Warrants, and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(a)) (2)
Equity compensation plans approved by security holders	875,620	$9.35	3,255,546
Equity compensation plans not approved by security holders	-	n/a	-
Total	875,620		3,255,546
(1)

Includes 195,000 SARs and 680,620 PSUs, which remained subject to forfeiture at December 31, 2018.  The weighted average exercise price in column (b) does not take the PSUs into account.  The number of SARs is the gross number of shares of our common stock with respect to which the SARs are exercisable, not the net number of such shares which would actually be issued upon any exercise.  The number of PSUs reflects the maximum number of shares to be awarded if the maximum performance criteria are achieved. Excludes 303,819 restricted common stock awards that remained subject to forfeiture at December 31, 2018 because they are not to be issued upon exercise of outstanding options, warrants and rights.

(2)

Assumes the reduction of the number of shares of our common stock remaining issuable under the LTIP at December 31, 2018 by the number of shares of our common stock underlying SARs and PSUs reported in column (a).  Does not reflect any reduction for awards made in 2019.

49	2019 Proxy Statement

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Our Board has delegated oversight of compliance with our code of ethics to our Audit Committee, including the review of related party transactions, potential and actual conflicts of interest and the granting of waivers to the code of ethics.  Our Audit Committee is responsible, and has the full power of the Board, to approve or reject all related party transactions on our behalf.  All related party transactions and any identified potential and actual conflicts of interest are to be reviewed and approved or rejected by our Audit Committee.  Our Audit Committee may, in its discretion, engage independent advisors and legal counsel to assist it in its review when it deems it advisable.  If our Audit Committee finds a conflict of interest to exist with respect to a particular matter, including a related party transaction, that matter is prohibited unless a waiver of this policy is approved under the waiver process described in the code.  In determining whether a conflict of interest exists, our Bylaws provide that a director or officer has no responsibility to devote his or her full time to our affairs and that any director or officer, in his or her personal capacity or in a capacity as an affiliate, employee or agent of any other person, or otherwise, may have business interests and engage in business activities similar to, in addition to or in competition with ours.  Any waiver of the code may be made only by the Audit Committee.  Any such waiver for executive officers, those persons described in Item 5.05 of Form 8-K or directors will be promptly publicly disclosed to the extent required by law or stock exchange regulation.

50	2019 Proxy Statement

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers, directors and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC and to furnish IRT with copies of all such reports.

Based solely on our review of the reports received by us, or representations from certain reporting persons that no Form 5 filings were required for those persons, we believe that during fiscal 2018, no officers, directors or beneficial owners failed to file reports of ownership and changes of ownership on a timely basis.  As of the date of this proxy statement, we believe that all reports of ownership and changes in ownership required to be filed with the SEC relating to transactions in fiscal 2018 have been filed.

51	2019 Proxy Statement

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

Stockholder Proposals Submitted Pursuant to Rule 14a-8

To be considered for inclusion in our proxy statement and form of proxy for our 2020 annual meeting of stockholders pursuant to Rule 14a-8 of the Exchange Act, and acted upon at the 2020 annual meeting, stockholder proposals must be submitted in writing to the attention of our Secretary at our principal office, no later than November 30, 2019.  In order to avoid controversy, stockholders should submit proposals by means (including electronic) that permit them to prove the date of delivery.  Such proposals also need to comply with Rule 14a-8 of the Exchange Act and the interpretations thereof, and may be omitted from our proxy materials for the 2020 annual meeting if such proposals are not in compliance with applicable requirements of the Exchange Act.

Director Nominations and Stockholder Proposals Not Submitted Pursuant to Rule 14a-8

Our Bylaws also establish advance notice procedures with regard to stockholder proposals or director nominations that are not submitted for inclusion in our proxy statement.  With respect to such stockholder proposals or director nominations, a stockholder’s advance notice must be made in writing, must meet the requirements set forth in our Bylaws and must be delivered to, or mailed and received by, our Secretary at our principal office no earlier than the close of business on October 31, 2019 and no later than the close of business on November 30, 2019.  However, in the event the 2020 annual meeting is scheduled to be held on a date before April 14, 2020, or after June 13, 2020, then such advance notice must be received by us not earlier than the close of business on the one hundred fiftieth (150th) calendar day prior to the date of such annual meeting and not later than the later of (i) the close of business on the one hundred twentieth (120th) calendar day prior to such annual meeting or (ii) the close of business on the tenth (10th) calendar day following the day on which public disclosure of the date of such annual meeting was first made by us (or if that day is not a business day for us, on the next succeeding business day).

General Requirements

Each proposal submitted must be a proper subject for stockholder action at the annual meeting, and all proposals and nominations must be submitted to: Secretary, Independence Realty Trust, Inc., 1835 Market Street, Suite 2601, Philadelphia, Pennsylvania, 19103.  The stockholder proponent must appear in person to present the proposal or nomination at the meeting or send a qualified representative to present such proposal or nomination.  If a stockholder gives notice after the applicable deadlines or otherwise does not satisfy the relevant requirements of Rule 14a-8 of the Exchange Act or our Bylaws, the stockholder will not be permitted to present the proposal or nomination for a vote at the meeting.

Discretionary Authority Pursuant to Rule 14a-4(c) of the Exchange Act

If a stockholder who wishes to present a proposal before the 2020 annual meeting outside of Rule 14a-8 of the Exchange Act fails to notify us by the required dates indicated above for the receipt of advance notices of stockholder proposals and proposed director nominations, the proxies that our Board solicits for the 2020 annual meeting will confer discretionary authority on the person named in the proxy to vote on the stockholder’s proposal if it is properly brought before that meeting subject to compliance with Rule 14a-4(c) of the Exchange Act.  If a stockholder makes timely notification, the proxies may still confer discretionary authority to the person named in the proxy under circumstances consistent with the SEC’s proxy rules, including Rule 14a-4(c) of the Exchange Act.

Director Recommendations

A stockholder who wishes to submit recommendations for director candidates to the Nominating Committee should send a written recommendation to our principal office, attention: Secretary.  Our Secretary will forward it to the Nominating Committee chair. The stockholder must provide the same information regarding the director candidate called for in our Bylaws for a director nomination and submit such recommendation within the time period in our Bylaws set forth for a director nomination.  All stockholder recommendations received by the

52	2019 Proxy Statement

Nominating Committee will begin to be reviewed at the first meeting of the Nominating Committee held after receipt of all information required with respect to the recommendation.

ANNUAL REPORT AND REPORT ON FORM 10-K

Our 2018 annual report to stockholders, including the financial statements and management’s discussion and analysis of financial condition and results of operations for the year ended December 31, 2018, was made available to stockholders of record as of March 20, 2019.  Stockholders of record as of March 20, 2019, and beneficial owners of our common stock on that date, may obtain from us, without charge, a copy of our 2018 annual report to stockholders and our most recent Annual Report on Form 10-K filed with the SEC by a request to us in writing.  Such requests may be made by writing to our Secretary, Jessica K. Norman, at 1835 Market Street, Suite 2601, Philadelphia, Pennsylvania 19103 or by calling Ms. Norman at (267) 270-4800.  Beneficial owners must include in their written requests a good faith representation that they were beneficial owners of our common stock on March 20, 2019.  Within the “Investor Relations” page of our website at http://irtliving.com, you can obtain, free of charge, a copy of our Annual Report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8‑K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act as soon as reasonably practicable after we file such material electronically with, or furnish it to, the SEC.  Information from our website is not incorporated by reference into this proxy statement.

53	2019 Proxy Statement

APPENDIX A
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP MEASURES

Funds From Operations (“FFO”) and Core Funds From Operations (“CFFO”)

IRT believes that FFO and Core FFO, or CFFO, each of which is a non-GAAP financial measure, are additional appropriate measures of the operating performance of a REIT and us in particular. IRT computes FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts, or NAREIT, as net income or loss allocated to common shares (computed in accordance with GAAP), excluding real estate-related depreciation and amortization expense, gains or losses on sales of real estate and the cumulative effect of changes in accounting principles. While IRT’s calculation of FFO is in accordance with NAREIT’s definition, it may differ from the methodology for calculating FFO utilized by other REITs and, accordingly, may not be comparable to FFO computations of such other REITS.

IRT computes CFFO by adjusting FFO to remove the effect of items that do not reflect ongoing property operations, including stock compensation expense, depreciation and amortization of other items not added back in the computation of  FFO, amortization of deferred financing costs, acquisition and integration expenses, and other non-cash or non-operating gains or losses related to items such as debt extinguishment costs we incur when IRT sells a property subject to secured debt, asset sales, debt extinguishments, and acquisition related debt extinguishment expenses. NAREIT does not provide guidelines for computing CFFO.

IRT’s calculation of CFFO differs from the methodology used for calculating CFFO by certain other REITs and, accordingly, IRT’s CFFO may not be comparable to CFFO reported by other REITs. IRT’s management utilizes FFO and CFFO as measures of IRT’s operating performance, and believe they are also useful to investors, because they facilitate an understanding of IRT’s operating performance after adjustment for certain non-cash or non-recurring items that are required by GAAP to be expensed but may not necessarily be indicative of current operating performance and IRT’s operating performance between periods. Furthermore, although FFO, CFFO and other supplemental performance measures are defined in various ways throughout the REIT industry, IRT believes that FFO and CFFO may provide IRT and IRT’s investors with an additional useful measure to compare IRT’s financial performance to certain other REITs. Neither FFO nor CFFO is equivalent to net income or cash generated from operating activities determined in accordance with GAAP. Furthermore, FFO and CFFO do not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments or uncertainties. Accordingly, FFO and CFFO do not measure whether cash flow is sufficient to fund all of IRT’s cash needs, including principal amortization and capital improvements. Neither FFO nor CFFO should be considered as an alternative to net income or any other GAAP measurement as an indicator of IRT’s operating performance or as an alternative to cash flow from operating, investing, and financing activities as a measure of IRT’s liquidity.

Net Operating Income

IRT believes that Net Operating Income (“NOI”), a non-GAAP financial measure, is a useful measure of its operating performance. IRT defines NOI as total property revenues less total property operating expenses, excluding interest expenses, depreciation and amortization, acquisition expenses, property management expenses, casualty related costs, and general and administrative expenses. Other REITs may use different methodologies for calculating NOI, and accordingly, our NOI may not be comparable to other REITs. We believe that this measure provides an operating perspective not immediately apparent from GAAP operating income or net income. We use NOI to evaluate our performance on a same store and non-same store basis because NOI measures the core operations of property performance by excluding corporate level expenses, financing expenses, and other items not related to property operating performance and captures trends in rental housing and property operating expenses. However, NOI should only be used as an alternative measure of our financial performance.

Same Store Properties and Same Store Portfolio

IRT reviews its same store portfolio at the beginning of each calendar year. Properties are added into the same store portfolio if they were owned at the beginning of the previous year.  Properties that are held-for-sale or have been sold are excluded from the same store portfolio.

Set forth below is a reconciliation of net income (loss) to FFO and Core FFO for the years ended December 31, 2018 and 2017 (in thousands, except per share data).

	For the Year Ended December 31, 2018		For the Year Ended December 31, 2017
	Amount	Per Share (1)	Amount	Per Share (1)
Funds From Operations:
Net income (loss)	$26,610	$0.30	$31,441	$0.41
Adjustments:
Real estate depreciation and amortization	45,067	0.51	34,097	0.45
Net (gains) losses on sale of assets	(11,561)	(0.13)	(23,076)	(0.30)
Funds From Operations	$60,116	$0.68	$42,462	$0.56
Core Funds From Operations:
Funds From Operations	$60,116	$0.68	$42,462	$0.56
Adjustments:
Stock-based compensation	2,524	0.03	1,967	0.02
Amortization of deferred financing costs	1,430	0.02	1,469	0.02
Acquisition and integration expenses	-	-	1,342	0.02
Other depreciation and amortization	154	-	104	-
Other expense (income)	(52)	-	(94)	-
(Gains) losses on extinguishment of debt	-	-	572	0.01
Debt extinguishment costs included in net gains (losses) on sale of assets	911	0.01	4,251	0.06
Management internalization expense	-	-	-	-
Acquisition related debt extinguishment expenses	-	-	3,624	0.04
(Gains) losses on TSRE merger and property acquisitions	-	-	-	-
Core Funds From Operations	$65,083	$0.74	$55,697	$0.73
(1)	Based on 88,289,110 and 76,291,465 weighted average shares and units outstanding for the years ended December 31, 2018 and 2017, respectively.

Set forth below is a reconciliation of same store net operating income to net income (loss) available to common shares for the years ended December 31, 2018 and 2017 (in thousands, except per unit data).

	Twelve-Months Ended December 31
	2018	2017	% change
Revenue:
Rental income	$115,592	$113,705	1.7%
Reimbursement and other property income	14,175	13,554	4.6%
Total revenue	129,767	127,259	2.0%
Operating Expenses:
Real estate taxes	16,096	15,456	4.1%
Property insurance	2,621	2,752	-4.8%
Personnel expenses	12,546	12,282	2.1%
Utilities	8,195	8,015	2.2%
Repairs and maintenance	4,326	4,606	-6.1%
Contract services	4,024	3,890	3.4%
Advertising expenses	1,417	1,458	-2.8%
Other expenses	2,511	2,739	-8.3%
Total operating expenses	51,736	51,198	1.1%
Same-store net operating income (a)	$78,031	$76,061	2.6%
Same-store NOI margin	60.1%	59.8%	0.3%
Average occupancy	94.1%	94.7%	-0.6%
Average effective monthly rent, per unit	$1,033	$1,009	2.4%
Reconciliation of same-store net operating income to net income (loss)
Same-store portfolio net operating income	$78,031	$76,061
Non same-store net operating income	36,318	19,720
Property management income	520	719
Property management expenses	(6,963)	(6,006)
General and administrative expenses	(10,817)	(9,526)
Acquisition and integration expenses	—	(1,342)
Depreciation and amortization expense	(45,221)	(34,201)
Casualty related costs	(46)	—
Interest expense	(36,006)	(28,702)
Other income (expense)	144	89
Net gains (losses) on sale of assets	10,650	18,825
Acquisition related debt extinguishment expenses	—	(3,624)
Gains (losses) on extinguishment of debt	—	(572)
Net income (loss)	$26,610	$31,441
(a)	Same store portfolio consists of 37 properties, which represents 10,329 units.

APPENDIX B

Signature of Stockholder Date: Signature of Stockholder Date:  Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full  title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.  To change the address on your account, please check the box at right and  indicate your new address in the address space above. Please note that  changes to the registered name(s) on the account may not be submitted via  this method.  JOHN SMITH  1234 MAIN STREET  APT. 203  NEW YORK, NY 10038 ANNUAL MEETING OF STOCKHOLDERS OF  INDEPENDENCE REALTY TRUST, INC.  May 14, 2019  INTERNET - Access “www.voteproxy.com” and follow the on-screen  instructions or scan the QR code with your smartphone. Have your  proxy card available when you access the web page.  Vote online until 11:59 PM EDT the day before the meeting.  MAIL - Sign, date and mail your proxy card in the envelope  provided as soon as possible.  IN PERSON - You may vote your shares in person by attending  the Annual Meeting.  GO GREEN - e-Consent makes it easy to go paperless. With  e-Consent, you can quickly access your proxy material, statements  and other eligible documents online, while reducing costs, clutter  and paper waste. Enroll today via www.astfinancial.com to enjoy  online access.  PROXY VOTING INSTRUCTIONS  Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet.  PLEASE MARK, SIGN, DATE AND MAIL YOUR PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.  PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x  ------------------ ----------------  COMPANY NUMBER  ACCOUNT NUMBER  IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS  FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 14, 2019:  The notice of annual meeting, proxy statement and annual report to stockholders  are available at http://www.astproxyportal.com/ast/18286/  00033333330300000000 1 051419  THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE  MANNER SPECIFIED HEREIN BY THE UNDERSIGNED. IF NO CHOICE IS  SPECIFIED, THIS PROXY WILL BE VOTED "FOR" ALL NOMINEES LISTED  AND "FOR" RATIFICATION OF THE SELECTION OF KPMG LLP AS INDEPENDENT  REGISTERED PUBLIC ACCOUNTING FIRM FOR INDEPENDENCE REALTY  TRUST, INC. (“IRT”) FOR FISCAL YEAR 2019. THIS PROXY ALSO  DELEGATES DISCRETIONARY AUTHORITY TO VOTE WITH RESPECT TO  ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR  ANY ADJOURNMENT, POSTPONEMENT OR CONTINUATION THEREOF.  BY EXECUTING THIS PROXY, THE UNDERSIGNED HEREBY REVOKES ALL  PRIOR PROXIES.  1. ELECTION OF DIRECTORS  Scott F. Schaeffer  William C. Dunkelberg  Richard D. Gebert  Melinda H. McClure  Mack D. Pridgen III  Richard H. Ross  DeForest B. Soaries, Jr.  2. PROPOSAL TO RATIFY THE SELECTION OF KPMG LLP AS  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR  2019 FISCAL YEAR.  3. To transact such other business as may properly come before the Meeting  or any adjournment, postponement or continuation thereof.  FOR AGAINST ABSTAIN

------------------ . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ----------------  14475  INDEPENDENCE REALTY TRUST, INC.  PROXY  THIS PROXY IS SOLICITED ON BEHALF OF THE  BOARD OF DIRECTORS OF INDEPENDENCE REALTY TRUST, INC.  The undersigned hereby appoints Scott F. Schaeffer and James J. Sebra, and each of them, as  and for the proxies of the undersigned, each with the power to appoint such proxy’s substitute,  and hereby authorizes them, or any of them, to vote all of the shares of Common Stock of  Independence Realty Trust, Inc. ("IRT") held of record by the undersigned on March 20, 2019 at  the Annual Meeting of Stockholders of IRT, to be held at 9:00 A.M. on Tuesday, May 14, 2019 at  Two Logan Square, Thirty-First Floor, Eighteenth and Arch Streets, Philadelphia, PA 19103, and at  any and all adjournments, postponements or continuations thereof as set forth on the reverse  side hereof. If you wish to attend the annual meeting and vote in person, you may contact IRT's  Investor Relations at (212) 277-4322 for directions. Each of the Proposals in this proxy is proposed  by IRT. These Proposals are not related to or conditioned on the approval of other matters.  (Continued and to be signed on the reverse side)  1.1

ANNUAL MEETING OF STOCKHOLDERS OF  INDEPENDENCE REALTY TRUST, INC.  May 14, 2019  IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS  FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 14, 2019:  The notice of annual meeting, proxy statement and annual report to stockholders  are available at http://www.astproxyportal.com/ast/18286/  Please mark, sign, date and  mail your proxy card  promptly in the enclosed  envelope.  Signature of Stockholder Date: Signature of Stockholder Date:  Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full  title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.  To change the address on your account, please check the box at right and  indicate your new address in the address space above. Please note that  changes to the registered name(s) on the account may not be submitted via  this method.  THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE  MANNER SPECIFIED HEREIN BY THE UNDERSIGNED. IF NO CHOICE IS  SPECIFIED, THIS PROXY WILL BE VOTED "FOR" ALL NOMINEES LISTED  AND "FOR" RATIFICATION OF THE SELECTION OF KPMG LLP AS INDEPENDENT  REGISTERED PUBLIC ACCOUNTING FIRM FOR INDEPENDENCE REALTY  TRUST, INC. (“IRT”) FOR FISCAL YEAR 2019. THIS PROXY ALSO  DELEGATES DISCRETIONARY AUTHORITY TO VOTE WITH RESPECT TO  ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR  ANY ADJOURNMENT, POSTPONEMENT OR CONTINUATION THEREOF.  BY EXECUTING THIS PROXY, THE UNDERSIGNED HEREBY REVOKES ALL  PRIOR PROXIES.  1. ELECTION OF DIRECTORS  Scott F. Schaeffer  William C. Dunkelberg  Richard D. Gebert  Melinda H. McClure  Mack D. Pridgen III  Richard H. Ross  DeForest B. Soaries, Jr.  2. PROPOSAL TO RATIFY THE SELECTION OF KPMG LLP AS  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR  2019 FISCAL YEAR.  3. To transact such other business as may properly come before the Meeting  or any adjournment, postponement or continuation thereof.  FOR AGAINST ABSTAIN  PLEASE MARK, SIGN, DATE AND MAIL YOUR PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.  PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x  Please detach along perforated line and mail in the ------------------ e n v e l o p e p r o v i d e d . ----------------  00033333330300000000 1 051419  GO GREEN  e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy  material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.